As filed with the Securities and Exchange Commission on April 23, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

GCT Semiconductor Holding, Inc.

(Exact name of registrant as specified in its charter)

Delaware	86-2171699
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2290 North 1st Street, Suite 201

San Jose, California 95131

(408) 434-6040

(Address, Including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John Schlaefer

Chief Executive Officer

GCT Semiconductor Holding, Inc.

2290 North 1st Street, Suite 201

San Jose, California 95131

(408) 434-6040

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Albert Lung, Esq.

Morgan, Lewis & Bockius LLP

1400 Page Mill Road

Palo Alto, CA 94304

(650) 843-4000

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following Box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

As of April 1, 2025, we became eligible under Securities and Exchange Commission (“SEC”) rules to use a short-form registration statement on Form S-3. This registration statement on Form S-3 is being filed in part to update and replace our registration statement on Form S-1 (Registration No. 333-279600), which was declared effective by the SEC on June 6, 2024 (the “S-1 Registration Statement”). The S-1 Registration Statement registered the issuance by us of up to 10,900,000 shares of our common stock, $0.0001 par value per share (the “Common Stock”) for the offer and sale of up to 10,900,000 shares of Common Stock, by B. Riley Principal Capital II, LLC, whom we refer to in this prospectus as “B. Riley Principal Capital II” or the “Selling Securityholder.”

The information in this prospectus is not complete and may be changed. We and the selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated April 23, 2025

PROSPECTUS

GCT Semiconductor Holding, Inc.

10,900,000 Shares of Common Stock

This prospectus relates to the offer and sale of up to 10,900,000 shares of our common stock, $0.0001 par value per share (the “Common Stock”), by B. Riley Principal Capital II, LLC, whom we refer to in this prospectus as “B. Riley Principal Capital II” or the “Selling Securityholder.” See “Selling Securityholder” for more information about the Selling Securityholder, including with respect to their acquisition of the securities offered hereby.

The Common Stock to which this prospectus relates may be issued by us to B. Riley Principal Capital II pursuant to a Common Stock Purchase Agreement, dated as of April 23, 2024, that we entered into with B. Riley Principal Capital II, which we refer to in this prospectus as the Purchase Agreement. Such shares of Common Stock include (i) up to 10,843,182 shares of Common Stock that we may, in our sole discretion, elect to sell to B. Riley Principal Capital II, from time to time after the date of this prospectus, pursuant to the Purchase Agreement and (ii) 56,818 shares of Common Stock we issued to B. Riley Principal Capital II, upon our execution of the Purchase Agreement on April 25, 2024, as consideration for its commitment to purchase shares of our Common Stock in one or more purchases that we may, in our sole discretion, direct them to make, from time to time after the date of this prospectus, pursuant to the Purchase Agreement.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of our Common Stock by the Selling Securityholder. However, we may receive up to $50,000,000 aggregate gross proceeds under the Purchase Agreement from sales of Common Stock we may elect to make to B. Riley Principal Capital II pursuant to the Purchase Agreement after the date of this prospectus. See “The Committed Equity Facility” for a description of the Purchase Agreement and “Selling Securityholder” for additional information regarding B. Riley Principal Capital II.

B. Riley Principal Capital II may sell or otherwise dispose of the Common Stock described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution (Conflict of Interest)” for more information about how B. Riley Principal Capital II may sell or otherwise dispose of the Common Stock pursuant to this prospectus. B. Riley Principal Capital II is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, or the Securities Act.

We will pay the expenses incurred in registering under the Securities Act the offer and sale of the shares of Common Stock to which this prospectus relates by the Selling Securityholder, including legal and accounting fees. We have also engaged Seaport Global Securities LLC (“Seaport”), a registered broker - dealer and FINRA member, to act as a “qualified independent underwriter” in this offering, whose fees and expenses will be borne by the Selling Securityholder. See section titled “Plan of Distribution (Conflict of Interest)” beginning on page 31 of this prospectus.

Our registration of the securities covered by this prospectus does not mean that either we or the Selling Securityholder will issue, offer or sell, as applicable, any of the securities. We provide more information in the section titled “Plan of Distribution (Conflict of Interest).”

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

Our Common Stock and Warrants are traded on the New York Stock Exchange under the symbols “GCTS” and “GCTSW,” respectively. On April 21, 2025, the closing price of our Common Stock was $1.41 per share, and the closing price of our Warrants, was $0.08 per Warrant.

We are an “emerging growth company” under federal securities laws and are subject to reduced public company reporting requirements. Investing in our Common Stock or Warrants involves a high degree of risk. See the section titled “Risk Factors” beginning on page 9 of this prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is      , 2025.

ABOUT THIS PROSPECTUS

General

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) to register the securities described in this prospectus for resale by the Selling Securityholder who may, from time to time, sell the securities described in this prospectus. We will not receive any proceeds from the resale of shares of Common Stock included in this prospectus by the Selling Securityholder. However, we may receive up to $50,000,000 in aggregate gross proceeds under the Purchase Agreement from sales of Common Stock that we may elect to issue and sell to the Selling Securityholder pursuant to the Purchase Agreement, if any, from time to time in our sole discretion, from and after the date of initial satisfaction of all of such conditions, (the “Commencement Date”).

We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part that may contain material information relating to these offerings. The prospectus supplement or post-effective amendment may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Before purchasing any securities, you should carefully read this prospectus, any post-effective amendment, and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find Additional Information.”

Neither we nor the Selling Securityholder have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Securityholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

This prospectus contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

1

On March 26, 2024 (the “Closing Date”), Concord III, a Delaware corporation, consummated a series of transactions that resulted in the combination of Gibraltar Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Concord III (“Merger Sub”), and GCT, pursuant to a Business Combination Agreement, dated November 2, 2023 (the “Business Combination Agreement”), by and among Concord III, Merger Sub and GCT, as described further below. Pursuant to the terms of the Business Combination Agreement, a business combination between Concord III and GCT was effected through the merger of Merger Sub with and into GCT, with GCT surviving the merger as a wholly-owned subsidiary of Concord III (the “Business Combination”), following the approval by shareholders of Concord III at the special meeting of the stockholders of Concord III held on February 27, 2024 (the “Special Meeting”). Following the closing of the Business Combination (the “Closing”), Concord III was renamed “GCT Semiconductor Holding, Inc.” (the “Company”).

Unless the context indicates otherwise, references to the “Company,” “we,” “us” and “our” refer to the business of GCT Semiconductor Holding, Inc., a Delaware corporation, and its consolidated subsidiaries following the Business Combination. “Concord III” refers to Concord Acquisition Corp III prior to the Business Combination.

Market, Industry and Other Data

This prospectus includes or incorporates by reference estimates regarding market and industry data and forecasts, which are based on publicly available information, industry publications and surveys, reports from government agencies and our own estimates based on our management’s knowledge of, and experience in, the industry and markets in which we compete. In presenting this information, we have made certain assumptions that we believe to be reasonable based on such data and other similar sources, and on our knowledge of, and our experience to date in, the markets for our products. Market data is subject to change and may be limited by the availability of raw data, the voluntary nature of the data gathering process and other limitations inherent in any statistical survey of market data. In addition, customer preferences are subject to change based on various factors, including those discussed under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” Accordingly, you are cautioned not to place undue reliance on such market data. References to our being a leader in a market or product category refer to our belief that we have a leading market share position in such specified market based on sales dollars, unless the context otherwise requires.

Trademarks, Service Marks and Trade Names

This prospectus contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

2

PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus or the documents incorporated by reference herein. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus, the registration statement of which this prospectus is a part and the documents incorporated by reference herein carefully, including the information set forth under the heading “Risk Factors” and our financial statements.

Business Summary

Company Overview

GCT Semiconductor Holding, Inc. (“GCT”) was founded in Silicon Valley, California in 1998 and is a fabless semiconductor company that specializes in the design, manufacturing and sale of communication semiconductors, including high-speed wireless communication technologies such as 5G/4.75G/4.5G/4G transceivers (“RF”) and modems, which are essential for a wide variety of industrial, B2B and consumer applications. We have successfully developed and supplied communication semiconductor chipsets and modules to leading wireless operators worldwide, as well as to original design manufacturers (“ODMs”) and original equipment manufacturers (“OEMs”) for portable wireless routers (e.g., Mobile Router/MiFi), indoor and outdoor fixed wireless routers (e.g., CPE), industrial machine-to-machine (“M2M”) applications and smartphones.

We oversee sales, marketing, and accounting operations from our headquarters in San Jose, California. We conduct product design, development, and customer support through our fully owned subsidiaries, GCT Research, Inc. (“GCT R”) and MTH, Inc., both of which are located in South Korea. GCT R serves as our research and development center. In addition, we utilize separate sales offices for local technical support and sales in Taiwan, China, and Japan.

Our current product portfolio includes RF and modem chipsets based on 4th generation (“4G”), known as Long Term Evolution (“LTE”), technology offering a variety of chipsets differentiated by speed and functionality. These include 4G LTE, 4.5G LTE Advanced (twice the speed of LTE), and 4.75G LTE Advanced-Pro (four times the speed of LTE) chipsets. We also develop and sell cellular IoT chipsets for low-speed mobile networks such as eMTC/NB- IOT/Sigfox, and other network protocols.

Corporate Information

Our principal executive offices are located at 2290 North 1st Street, Suite 201 San Jose, CA 95131, and our telephone number is (408) 434-6040.

The Committed Equity Facility

On April 23, 2024, we entered into the Purchase Agreement and a related registration rights agreement, dated as of April 23, 2024 (the “Registration Rights Agreement”), with B. Riley Principal Capital II. Upon the terms and subject to the satisfaction of the conditions contained in the Purchase Agreement, we have the right, in our sole discretion, to sell to B. Riley Principal Capital II up to $50,000,000 in aggregate gross purchase price of newly issued shares of our Common Stock (subject to certain limitations contained in the Purchase Agreement), from time to time after the date of this prospectus and during the term of the Purchase Agreement. Sales of Common Stock pursuant to the Purchase Agreement, and the timing of any such sales, are solely at our option, and we are under no obligation to sell any securities to B. Riley Principal Capital II under the Purchase Agreement. In accordance with our obligations under the Registration Rights Agreement, we have filed the registration statement that includes this prospectus with the Securities and Exchange Commission (the “SEC”) to register under the Securities Act the resale by B. Riley Principal Capital II of up to 10,900,000 shares of Common Stock, consisting of (i) up to 10,843,182 shares that we may, in our sole discretion, elect to sell to B. Riley Principal Capital II, from time to time from and after the Commencement Date (defined below) pursuant to the Purchase Agreement and (ii) 56,818 shares of Common Stock (the “Commitment Shares”) that we issued to B. Riley Principal Capital II, following our execution of the Purchase Agreement, on April 23, 2024, as consideration for its commitment to purchase shares of our Common Stock that we may, in our sole discretion, direct B. Riley Principal Capital II to purchase from us pursuant to the Purchase Agreement, from time to time after the date of this prospectus and during the term of the Purchase Agreement.

3

Upon the initial satisfaction of each of the conditions to B. Riley Principal Capital II’s purchase obligations set forth in the Purchase Agreement (the initial satisfaction of all of such conditions, the “Commencement”), none of which are within B. Riley Principal Capital II’s control, including that the registration statement that includes this prospectus shall have been declared effective by the SEC and the final form of this prospectus shall have been filed with the SEC, we have the right, but not the obligation, from time to time at our sole discretion for a period of up to 24 months beginning on the date on which the Commencement occurs (such date, the “Commencement Date”), to direct B. Riley Principal Capital II to purchase a specified number of shares of Common Stock (each, a “Purchase”), not to exceed the lesser of (such lesser number of shares, the “Purchase Maximum Amount”): (i) 1,000,000 shares of Common Stock and (ii) up to a certain percentage, which we will specify in the applicable Purchase Notice (as defined below) for such Purchase (such applicable percentage not to exceed 25.0%) (such applicable percentage specified by us for a Purchase, the “Purchase Percentage”), of the total aggregate number (or volume) of shares of our Common Stock traded on the NYSE during the applicable Purchase Valuation Period (as defined below) for such Purchase (such specified number of shares to be purchased by B. Riley Principal Capital II in such Purchase, adjusted to the extent necessary to give effect to the applicable Purchase Maximum Amount and certain additional limitations set forth in the Purchase Agreement, the “Purchase Share Amount”), by timely delivering written notice to B. Riley Principal Capital II (each, a “Purchase Notice”) prior to 9:00 a.m., New York City time, on any trading day (each, a “Purchase Date”), so long as (a) the closing sale price of our Common Stock on the NYSE on the trading day immediately prior to such Purchase Date is not less than $1.00 (such price, the “Threshold Price”), and (b) all shares of Common Stock subject to all prior Purchases and all prior Intraday Purchases (defined below) effected by us under the Purchase Agreement (as applicable) have been received by B. Riley Principal Capital II in the manner set forth in the Purchase Agreement, prior to the time we deliver such Purchase Notice to B. Riley Principal Capital II.

The per share purchase price that B. Riley Principal Capital II is required to pay for shares of Common Stock in a Purchase effected by us pursuant to the Purchase Agreement, if any, will be determined by reference to the volume weighted average price of the Common Stock (the “VWAP”), calculated in accordance with the Purchase Agreement, for the period (the “Purchase Valuation Period”) beginning at the official open (or “commencement”) of the regular trading session on the NYSE on the applicable Purchase Date for such Purchase, and ending at the earliest to occur of (i) 3:59 p.m., New York City time, on such Purchase Date or such earlier time publicly announced by the NYSE as the official close of the regular trading session on such Purchase Date, (ii) such time that the total aggregate number (or volume) of shares of Common Stock traded on the NYSE during such Purchase Valuation Period (calculated in accordance with the Purchase Agreement) reaches the applicable share volume maximum amount for such Purchase (the “Purchase Share Volume Maximum”), calculated by dividing (a) the applicable Purchase Share Amount for such Purchase, by (b) the Purchase Percentage we specified in the applicable Purchase Notice for such Purchase, and (iii) if we further specify in the applicable Purchase Notice for such Purchase that a “limit order discontinue election” shall apply to such Purchase (a “Limit Order Discontinue Election”), such time that the trading price of our Common Stock on the NYSE during such Purchase Valuation Period (calculated in accordance with the Purchase Agreement) falls below the applicable minimum price threshold for such Purchase specified by us in the Purchase Notice for such Purchase, or if we do not specify a minimum price threshold in such Purchase Notice, a price equal to 75.0% of the closing sale price of the Common Stock on the trading day immediately prior to the applicable Purchase Date for such Purchase (the “Minimum Price Threshold”), in each case less a fixed 3.0% discount to the VWAP for such Purchase Valuation Period, calculated in accordance with the Purchase Agreement.

Under the Purchase Agreement, for purposes of calculating the volume of shares of Common Stock traded during a Purchase Valuation Period, as well as the VWAP for a Purchase Valuation Period, the following transactions, to the extent they occur during such Purchase Valuation Period, shall be excluded: (x) the opening or first purchase of Common Stock at or following the official open of the regular trading session on the NYSE on the applicable Purchase Date for such Purchase, (y) the last or closing sale of Common Stock at or prior to the official close of the regular trading session on the NYSE on the applicable Purchase Date for such Purchase, and (z) if we have specified in the applicable Purchase Notice for such Purchase that a “limit order continue election” (a “Limit Order Continue Election”) shall apply to such Purchase (instead of specifying that a Limit Order Discontinue Election shall apply), all purchases and sales of Common Stock on the NYSE during such Purchase Valuation Period at a price per share that is less than the applicable Minimum Price Threshold for such Purchase.

4

In addition to the Purchases described above, from and after the Commencement Date, we will also have the right, but not the obligation, subject to the continued satisfaction of the conditions set forth in the Purchase Agreement, to direct B. Riley Principal Capital II to purchase, on any trading day we elect as the Purchase Date therefor, whether or not a Purchase is effected on such Purchase Date, a specified number of shares of Common Stock (each, an “Intraday Purchase”), not to exceed the lesser of (such lesser number of shares, the “Intraday Purchase Maximum Amount”): (i) 1,000,000 shares of Common Stock and (ii) up to a certain percentage, which we will specify in the applicable Intraday Purchase Notice (as defined below) for such Intraday Purchase (such applicable percentage not to exceed 25.0%) (such applicable percentage specified by us for an Intraday Purchase, the “Intraday Purchase Percentage”), of the total aggregate volume of shares of our Common Stock traded on the NYSE during the applicable “Intraday Purchase Valuation Period” (determined in a similar manner as for the Purchase Valuation Period applicable to a Purchase) for such Intraday Purchase (such specified number of shares, adjusted to the extent necessary to give effect to the applicable Intraday Purchase Maximum Amount, the “Intraday Purchase Share Amount”), by the delivery to B. Riley Principal Capital II of an irrevocable written purchase notice for such Intraday Purchase, after 10:00 a.m., New York City time (and after the Purchase Valuation Period for any earlier Purchase and the Intraday Purchase Valuation Period for the most recent prior Intraday Purchase effected on the same Purchase Date as such applicable Intraday Purchase, if applicable, have ended), and prior to 3:30 p.m., New York City time, on such Purchase Date (each, an “Intraday Purchase Notice”), so long as (i) the closing sale price of the Common Stock on the NYSE on the trading day immediately prior to such Purchase Date is not less than the Threshold Price and (ii) all shares of Common Stock subject to all prior Purchases and all prior Intraday Purchases effected by us under the Purchase Agreement (as applicable) have been received by B. Riley Principal Capital II in the manner set forth in the Purchase Agreement prior to the time we deliver such Intraday Purchase Notice to B. Riley Principal Capital II.

The per share purchase price for the shares of Common Stock that we elect to sell to B. Riley Principal Capital II in an Intraday Purchase pursuant to the Purchase Agreement, if any, will be calculated in the same manner as in the case of a Purchase (including the same fixed percentage discounts to the applicable VWAP used to calculate the per share purchase price for a Purchase, as described above), provided that the VWAP for each Intraday Purchase effected on a Purchase Date will be calculated over different Intraday Purchase Valuation Periods during the regular trading session on the NYSE on such Purchase Date, each of which will commence and end at different times on such Purchase Date.

There is no upper limit on the price per share that B. Riley Principal Capital II could be obligated to pay for the Common Stock that we may elect to sell to B. Riley Principal Capital II in any Purchase or any Intraday Purchase under the Purchase Agreement. In the case of Purchases and Intraday Purchases effected by us under the Purchase Agreement, if any, all share and dollar amounts used in determining the purchase price per share of Common Stock to be purchased by B. Riley Principal Capital II in a Purchase or an Intraday Purchase (as applicable), or in determining the applicable maximum purchase share amounts or applicable volume or price threshold amounts in connection with any such Purchase or Intraday Purchase (as applicable), in each case, will be equitably adjusted as set forth in the Purchase Agreement for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during any period used to calculate such per share purchase price, maximum purchase share amounts or applicable volume or price threshold amounts.

We will control the timing and amount of any sales of Common Stock to B. Riley Principal Capital II that we may elect, in our sole discretion, to effect from time to time from and after the Commencement Date and during the term of the Purchase Agreement. Actual sales of shares of Common Stock to B. Riley Principal Capital II under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including, among other things, market conditions, the trading price of the Common Stock and determinations by us as to the appropriate sources of funding for its business and its operations.

Under the applicable NYSE rules, in no event may we issue to B. Riley Principal Capital II under the Purchase Agreement more than 9,166,668 shares of Common Stock, which number of shares is equal to 19.99% of the shares of Common Stock outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), unless (i) we obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap in accordance with applicable NYSE rules, or (ii) the average price per share paid by B. Riley Principal Capital II for all of the shares of Common Stock that we direct B. Riley Principal Capital II to purchase from us pursuant to the Purchase Agreement, if any, equals or exceeds $4.43 per share (with the minimum price used to calculate such per share amount representing the lower of (a) the official closing price of our Common Stock on the NYSE on the trading day immediately preceding the date of the execution of the Purchase Agreement and (b) the average official closing price of our Common Stock on the NYSE for the five consecutive trading days ending on the trading day immediately preceding the date of the execution of the Purchase Agreement, adjusted as required by the NYSE), so that the Exchange Cap limitation will not apply to issuances and sales of Common Stock pursuant to the Purchase Agreement.

5

Moreover, we may not issue or sell any shares of Common Stock to B. Riley Principal Capital II under the Purchase Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by B. Riley Principal Capital II and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 13d-3 thereunder), would result in B. Riley Principal Capital II beneficially owning more than 4.99% of the outstanding shares of our Common Stock (the “Beneficial Ownership Limitation”).

The net proceeds to us from sales of Common Stock that we elect to make to B. Riley Principal Capital II under the Purchase Agreement, if any, will depend on the frequency and prices at which we sell shares of our Common Stock to B. Riley Principal Capital II. We expect that any proceeds received by us from such sales to B. Riley Principal Capital II will be used for working capital and general corporate purposes.

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement, other than a prohibition (with certain limited exceptions) on entering into certain types of “dilutive” equity transactions during the period beginning on the trading day immediately prior to the applicable Purchase Date for a Purchase or Intraday Purchase (as applicable), and ending on the third trading day after the full settlement thereof under the Purchase Agreement, and a prohibition on effecting or entering into any agreement to effect an “equity line of credit,” an “at the market offering” or other substantially similar continuous offering, other than pursuant to the Purchase Agreement, in which the Company may offer, issue or sell Common Stock or any securities exercisable, exchangeable or convertible into Common Stock at a future-determined price.

B. Riley Principal Capital II has agreed that none of B. Riley Principal Capital II, its sole member, any of their respective officers, or any entity managed or controlled by B. Riley Principal Capital II or its sole member will engage in or effect, directly or indirectly, for its own account or for the account of any other of such persons or entities, any short sales of the Common Stock or hedging transactions that establishes a net short position in the Common Stock during the term of the Purchase Agreement. Furthermore, B. Riley Principal Capital II has agreed that, during the term of the Purchase Agreement, with respect to each brokerage account in which shares of Common Stock beneficially owned by B. Riley Principal Capital II are held or to be held, it shall provide written instructions to the applicable broker that it does not wish to participate in, and expressly opts out of, any “fully paid lending program” or similar program with respect to such brokerage account so that shares of Common Stock beneficially owned that are, or to be held in, such brokerage account will not be made available by the broker for lending to any third person in connection with, to effect, or otherwise to facilitate any short sale of Common Stock by any person.

The Purchase Agreement will automatically terminate on the earliest to occur of (i) the first day of the month next following the 24-month anniversary of the Commencement Date, (ii) the date on which B. Riley Principal Capital II shall have purchased from us under the Purchase Agreement shares of Common Stock for an aggregate gross purchase price of $50,000,000, (iii) the date on which the Common Stock shall have failed to be listed or quoted on the NYSE or another U.S. national securities exchange identified as an “eligible market” in the Purchase Agreement, (iv) the 30th trading day after the date on which a voluntary or involuntary bankruptcy proceeding involving our company has been commenced that is not discharged or dismissed prior to such trading day, and (v) the date on which a bankruptcy custodian is appointed for all or substantially all of our property or we make a general assignment for the benefit of creditors.

We have the right to terminate the Purchase Agreement at any time after Commencement, at no cost or penalty to us, upon 10 trading days’ prior written notice to B. Riley Principal Capital II. We and B. Riley Principal Capital II may also agree to terminate the Purchase Agreement by mutual written consent, provided that no termination of the Purchase Agreement will be effective during the pendency of any Purchase or any Intraday Purchase that has not then fully settled in accordance with the Purchase Agreement. Neither we nor B. Riley Principal Capital II may assign or transfer our respective rights and obligations under the Purchase Agreement or the Registration Rights Agreement, and no provision of the Purchase Agreement or the Registration Rights Agreement may be modified or waived by us or B. Riley Principal Capital II.

6

As consideration for B. Riley Principal Capital II’s commitment to purchase shares of Common Stock at our direction upon the terms and subject to the conditions set forth in the Purchase Agreement, following our execution of the Purchase Agreement, we issued 56,818 Commitment Shares to B. Riley Principal Capital II, which Commitment Shares have a total aggregate value equal to 0.50% of B. Riley Principal Capital II’s $50,000,000 total aggregate purchase commitment under the Purchase Agreement (assuming a purchase price of $4.40 per Commitment Share, representing the official closing price of the Common Stock on the NYSE on the trading day immediately preceding the date of execution of the Purchase Agreement). Under the terms of the Purchase Agreement, in certain circumstances set forth in the Purchase Agreement, we may be required to pay B. Riley Principal Capital II up to $250,000 (or 0.50% of B. Riley Principal Capital II’s $50,000,000 aggregate purchase commitment under the Purchase Agreement), in cash, as a “make-whole” payment to the extent the aggregate amount of cash proceeds, if any, received by B. Riley Principal Capital II from their resale of the Commitment Shares offered for resale by this prospectus, prior to certain times set forth in the Purchase Agreement, is less than $250,000, in exchange for B. Riley Principal Capital II returning to us for cancelation all of the Commitment Shares we originally issued to them upon execution of the Purchase Agreement that were not previously resold by B. Riley Principal Capital II prior to the times specified in the Purchase Agreement, if any. In addition, we have agreed to reimburse B. Riley Principal Capital II for the reasonable legal fees and disbursements of B. Riley Principal Capital II’s legal counsel in an amount not to exceed (i) $75,000 upon our execution of the Purchase Agreement and Registration Rights Agreement and (ii) $5,000 per fiscal quarter, in each case in connection with the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions and indemnification obligations of the parties. Copies of the agreements have been filed as exhibits to the registration statement that includes this prospectus and are available electronically on the SEC’s website at www.sec.gov.

We do not know what the future purchase price for our Common Stock will be, and therefore cannot be certain as to the number of shares we might issue to B. Riley Principal Capital II under the Purchase Agreement from and after the Commencement Date. As of April 23, 2024, there were 45,833,346 shares of our Common Stock outstanding, of which 31,472,685 shares were held by non-affiliates of our Company. If all of the 10,900,000 shares offered for resale by B. Riley Principal Capital II under this prospectus were issued and outstanding as of the date hereof (without taking into account the Exchange Cap limitation), such shares would represent approximately 19.2% of the total number of outstanding shares of Common Stock and approximately 25.7% of the total number of outstanding shares of Common Stock held by non-affiliates of our Company, in each case as of April 23, 2024.

Although the Purchase Agreement provides that we may sell up to $50,000,000 of our Common Stock to B. Riley Principal Capital II, only 10,900,000 shares of our Common Stock are being registered under the Securities Act for resale by B. Riley Principal Capital II under this prospectus, which represents (i) the 56,818 Commitment Shares that we issued to B. Riley Principal Capital II, following our execution of the Purchase Agreement, on April 23, 2024, and (ii) up to 10,843,182 shares of Common Stock that may be issued to B. Riley Principal Capital II from and after the Commencement Date, if and when we elect to sell shares to B. Riley Principal Capital II under the Purchase Agreement. Depending on the market prices of our Common Stock at the time we elect to issue and sell shares to B. Riley Principal Capital II under the Purchase Agreement, we may need to register under the Securities Act additional shares of our Common Stock for resale by B. Riley Principal Capital II in order to receive aggregate gross proceeds equal to the $50,000,000 available to us under the Purchase Agreement.

If we elect to issue and sell to B. Riley Principal Capital II more than the 10,900,000 shares of Common Stock being registered under the Securities Act for resale by B. Riley Principal Capital II under the registration statement that includes this prospectus, which we have the right, but not the obligation, to do, we must first (i) to the extent applicable, obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap under the Purchase Agreement in accordance with applicable NYSE rules and (ii) file with the SEC one or more additional registration statements to register under the Securities Act for the offer and resale by B. Riley Principal Capital II of any such additional shares of our Common Stock we wish to sell from time to time under the Purchase Agreement, which the SEC must declare effective, in each case before we may elect to sell any additional shares of our Common Stock to B. Riley Principal Capital II under the Purchase Agreement. Any issuance and sale by us under the Purchase Agreement of a substantial amount of shares of Common Stock in addition to the 10,900,000 shares of Common Stock being registered for resale by B. Riley Principal Capital II under the registration statement that includes this prospectus could cause additional substantial dilution to our stockholders.

7

The number of shares of Common Stock ultimately offered for resale by B. Riley Principal Capital II through this prospectus is dependent upon the number of shares of Common Stock, if any, we elect to sell to B. Riley Principal Capital II under the Purchase Agreement from and after the Commencement Date. The issuance of our Common Stock to B. Riley Principal Capital II pursuant to the Purchase Agreement will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted. Although the number of shares of our Common Stock that our existing stockholders own will not decrease, the shares of our Common Stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares of our Common Stock after any such issuance.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” meaning that the market value of our Common Stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter or our annual revenue is less than $100.0 million during the most recent completed fiscal year and the market value of our Common Stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter. Accordingly, we may provide less public disclosure than larger public companies, including the inclusion of only two years of audited financial statements and only two years of management’s discussion and analysis of financial condition and results of operations disclosure. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

8

THE OFFERING

We are registering the resale by the Selling Securityholder or their permitted transferees of up to 10,900,000 shares of Common Stock. Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” on page 9 of this prospectus.

Resale of Common Stock

The following information is as of April 20, 2025 and does not give effect to issuance of our Common Stock after such date.

Shares of our Common Stock offered by the Selling Securityholder	Up to 10,900,000 shares of Common Stock which we may elect, in our sole discretion, to issue and sell to the Selling Securityholder under the Common Stock Purchase Agreement, dated as of April 23, 2024 with B. Riley Principal Capital II (the “Purchase Agreement”), from time to time after the date of this prospectus and during the term of the Purchase Agreement.
Shares of our Common Stock outstanding prior to this offering	48,246,480 shares (as of April 20, 2025)
Shares of Common Stock outstanding immediately after giving effect to the issuance of the shares registered hereunder	59,146,480 shares (based on total shares outstanding as of May 20, 2024).
Use of proceeds	We will not receive any proceeds from the resale of shares of Common Stock included in this prospectus by the Selling Securityholder. However, we may receive up to $50,000,000 in aggregate gross proceeds under the Purchase Agreement from sales of Common Stock that we may elect to issue and sell to the Selling Securityholder pursuant to the Purchase Agreement, if any, from time to time in our sole discretion, from and after the Commencement Date.
Terms of the offering	The Selling Securityholder will determine when and how they will dispose of the securities registered for resale under this prospectus.
Conflict of Interest

B. Riley Principal Capital II is an affiliate of B. Riley Securities, Inc. (“BRS”), a registered broker-dealer and FINRA member. BRS will act as an executing broker that will effectuate resales of our Common Stock that have been and may be acquired by B. Riley Principal Capital II from us pursuant to the Purchase Agreement to the public in this offering.

Because B. Riley Principal Capital II will receive all the net proceeds from such resales of our Common Stock made to the public through BRS, BRS is deemed to have a “conflict of interest” within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. Consequently, this offering will be conducted in compliance with the provisions of FINRA Rule 5121, which requires that a “qualified independent underwriter,” as defined in FINRA Rule 5121, participate in the preparation of the registration statement that includes this prospectus and exercise the usual standards of “due diligence” with respect thereto. Accordingly, we have engaged Seaport Global Securities LLC (“Seaport”), to be the qualified independent underwriter in this offering and, in such capacity, participate in the preparation of the registration statement that includes this prospectus and exercise the usual standards of “due diligence” with respect thereto. B. Riley Principal Capital II has agreed to pay Seaport a cash fee of $50,000 upon the completion of this offering as consideration for its services and to reimburse Seaport up to $5,000 for expenses incurred in connection with acting as the qualified independent underwriter in this offering. In accordance with FINRA Rule 5110, such cash fee and expense reimbursement to be paid to Seaport for acting as the qualified independent underwriter in this offering are deemed to be underwriting compensation in connection with sales of our Common Stock by B. Riley Principal Capital II to the public.

In accordance with FINRA Rule 5121, BRS is not permitted to sell shares of our Common Stock in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder. See “Plan of Distribution (Conflict of Interest).”

Risk Factors	Investing in our Common Stock involves a high degree of risk. See the section titled “Risk Factors” of this prospectus and the section titled “Risk Factors” in the documents incorporated by reference herein for a discussion of factors you should carefully consider before investing in our Common Stock.
NYSE Ticker-Symbol	Common Stock: “GCTS” Warrants: “GCTSW”

9

RISK FACTORS

Investing in our Common Stock involves substantial risk. You should carefully consider the risk factors disclosed below as well as those contained in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, as updated by our subsequent filings under the Exchange Act, and the other information contained in this prospectus before acquiring any of our common stock. These risks could have a material adverse effect on our business, results of operations or financial condition and cause the value of our common stock to decline. You could lose all or part of your investment.

This prospectus also contains or incorporates by reference forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks faced by us described or incorporated by reference in this prospectus. See “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to the Offering

It is not possible to predict the actual number of shares we will sell under the Purchase Agreement to B. Riley Principal Capital II, or the actual gross proceeds resulting from those sales.

On April 23, 2024, we entered into a Common Stock Purchase Agreement with B. Riley Principal Capital II (the “Purchase Agreement”), pursuant to which B. Riley Principal Capital II has committed to purchasing up to $50,000,000 of shares of the Common Stock, subject to certain limitations and conditions set forth in the Purchase Agreement. The shares of the Common Stock that may be issued under the Purchase Agreement may be sold by us to B. Riley Principal Capital II at our discretion from time to time for a period of up to 24 months, unless the Purchase Agreement is earlier terminated, beginning on the Commencement Date.

We generally have the right to control the timing and amount of any sales of the shares of Common Stock to B. Riley Principal Capital II under the Purchase Agreement. Sales of the Common Stock, if any, to B. Riley Principal Capital II under the Purchase Agreement will depend upon market conditions and other factors to be determined by our company. We may ultimately decide to sell to B. Riley Principal Capital II all, some, or none of the shares of the Common Stock that may be available for us to sell to B. Riley Principal Capital II pursuant to the Purchase Agreement.

Because the per-share purchase price that B. Riley Principal Capital II will pay for Purchase Shares in any Market Open Purchase or Intraday Purchase that we may elect to effect pursuant to the Purchase Agreement will be determined by reference to the VWAP during the applicable Market Open Purchase Valuation Period or Intraday Purchase Valuation Period, respectively, on the applicable Purchase Date for such Market Open Purchase or Intraday Purchase, as of the date of this prospectus, it is not possible for us to predict the number of shares of Common Stock that we will sell to B. Riley Principal Capital II under the Purchase Agreement, the purchase price per share that B. Riley Principal Capital II will pay for shares purchased from us under the Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by B. Riley Principal Capital II under the Purchase Agreement.

Although the Purchase Agreement provides that we may sell up to an aggregate of $50,000,000 of the Common Stock to B. Riley Principal Capital II, only 10,900,000 shares of the Common Stock are being registered under the Securities Act for resale by B. Riley Principal Capital II under the registration statement that includes this prospectus. If it becomes necessary for us to issue and sell to B. Riley Principal Capital II under the Purchase Agreement more than the 10,900,000 Purchase Shares being registered under the Securities Act for resale by B. Riley Principal Capital II under the registration statement that includes this prospectus in order to receive aggregate gross proceeds equal to $50,000,000 under the Purchase Agreement, we must first (i) obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap under the Purchase Agreement in accordance with applicable NYSE rules and (ii) file with the SEC one or more additional registration statements to register under the Securities Act the resale by B. Riley Principal Capital II of any such additional shares of the Common Stock we wish to sell from time to time under the Purchase Agreement, which the SEC must declare effective, in each case before we may elect to sell any additional shares of the Common Stock to B. Riley Principal Capital II under the Purchase Agreement. Any issuance and sale by us under the Purchase Agreement of a substantial amount of shares of Common Stock in addition to the 10,900,000 shares of Common Stock being registered for resale by B. Riley Principal Capital II under this prospectus could cause additional substantial dilution to our stockholders. The number of shares of the Common Stock ultimately offered for sale by B. Riley Principal Capital II is dependent upon the number of shares of Common Stock, if any, we ultimately elect to sell to B. Riley Principal Capital II under the Purchase Agreement.

Investors who buy shares at different times will likely pay different prices and may experience different levels of dilution.

Pursuant to the Purchase Agreement, we will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold to B. Riley Principal Capital II. If and when we elect to sell shares of the Common Stock to B. Riley Principal Capital II pursuant to the Purchase Agreement, after B. Riley Principal Capital II has acquired such shares, it may resell all, some, or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from B. Riley Principal Capital II in this offering at different times will likely pay different prices for those shares and may experience different levels of dilution, and in some cases substantial dilution, and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from B. Riley Principal Capital II in this offering as a result of future sales made by us to B. Riley Principal Capital II at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares to B. Riley Principal Capital II under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with B. Riley Principal Capital II may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

Our management team will have broad discretion over the use of the net proceeds from shares of Common Stock issued to the Selling Securityholder following our exercise of Warrants for cash, if any, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management team will have broad discretion regarding the utilization of the net proceeds from the sale of shares of Common Stock to B. Riley Principal Capital II, if any, and we could allocate such proceeds for purposes other than those initially contemplated at the time of this offering’s commencement. Consequently, investors will depend on the judgment of our management team concerning the allocation of these net proceeds, without the opportunity to evaluate whether they are being utilized appropriately as part of their investment decision. The ineffective utilization of such funds by our management team could potentially result in significant adverse effects on our business, financial condition, operating results, and cash flows.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to certain information reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance with these requirements, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to you at the SEC’s website at http://www.sec.gov and our website at https://investors.gctsemi.com/sec-filings. The information contained in, or that can be accessed through, our website is not a part of this prospectus or any accompanying prospectus supplement.

We have filed with the SEC a registration statement on Form S-3 relating to the securities offered by this prospectus. This prospectus is a part of that registration statement, which includes additional information about us and the securities offered by this prospectus. You may review and obtain a copy of the registration statement and the exhibits that are a part of the registration statement through the SEC’s website or our website. You can also call or write us for a copy as described below under “Documents Incorporated by Reference.”

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC under the Exchange Act, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update, modify and, where applicable, supersede this information. We incorporate by reference into this prospectus the specific documents listed below and all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of securities under this prospectus (other than, in each case, documents or information deemed to be furnished and not filed in accordance with SEC rules), which future filings shall be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date we subsequently file such documents. The SEC file number for these documents is 1-41013.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 25, 2025;

•	Our Current Reports on Form 8-K filed with the SEC on January 29, 2025, March 25, 2025 and April 17, 2025 (excluding any portions thereof that are furnished and not filed); and

•	The description of our securities contained in Form 8-A/A filed with the Commission on April 5, 2024.

Any statement contained in this prospectus or in any document incorporated by reference into this prospectus shall be deemed to be modified or, where applicable, superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or any subsequently filed document that also is incorporated by reference into this prospectus modifies or supersedes such prior statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

10

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated by reference into this prospectus and a copy of the registration statement of which this prospectus is a part. You can request copies of such documents if you write us at our principal executive offices at 2290 North 1st Street, Suite 201 San Jose, CA 95131, or call our telephone number at (408) 434-6040.

Exhibits to the documents will not be sent, however, unless those exhibits have specifically been incorporated by reference into such document. You may also obtain copies of our SEC filings statement as described above under the heading “Where You Can Find More Information.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Our forward-looking statements include, but are not limited to, statements regarding our and our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. You should understand that the following important factors, among others, could affect the Company’s future results and could cause those results or other outcomes to differ materially from those expressed or implied in the Company’s forward-looking statements:

•	our financial and business performance, including our financial projections and business metrics;
•	changes in our strategy, future operations, financial position, estimated revenues and losses, forecasts, projected costs, prospects and plans;
•	unexpected increases in our expenses resulting from inflationary pressures and rising interest rates, including manufacturing and operating expenses and interest expenses;
•	our inability to anticipate the future market demands and future needs of our customers;
•	our ability to develop new 5th generation (“5G”) products under collaboration agreements with our major partners;
•	the impact of component shortages, suppliers’ lack of production capacity, natural disasters or pandemics on our sourcing operations and supply chain;
•	our future capital requirements and sources and uses of cash;
•	our ability to obtain funding for our operations;
•	our anticipated financial performance, including gross margin, and the expectation that our future results of operations will fluctuate on a quarterly basis for the foreseeable future;
•	our expected capital expenditures, cost of revenue and other future expenses, and the sources of funds to satisfy our liquidity needs;
•	the outcome of any legal proceedings that may be instituted against us following completion of the Business Combination and transactions contemplated thereby;
•	our ability to maintain the listing of our Common Stock on the NYSE;
•	the risk that the Business Combination disrupts current plans and operations;
•	the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, and the ability of us to grow and manage growth profitably;
•	costs related to the Business Combination; and
•	other risks and uncertainties indicated in this prospectus, including those under “Risk Factors” herein, and other filings that have been made or will be made with the SEC.

11

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this prospectus are more fully described in the “Risk Factors” section. The risks described in “Risk Factors” are not exhaustive. These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. New risk factors emerge from time to time and it is not possible for us to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS

All of the shares of Common Stock offered by the Selling Securityholder pursuant to this prospectus will be sold by the Selling Securityholder for its account. We will not receive any proceeds from the resale of shares of Common Stock included in this prospectus by the Selling Securityholder. However, we may receive up to $50,000,000 in aggregate gross proceeds under the Purchase Agreement from sales of Common Stock that we may elect to issue and sell to the Selling Securityholder pursuant to the Purchase Agreement, if any, from time to time in our sole discretion, from and after the Commencement Date. The net proceeds from sales, if any, under the Purchase Agreement, will depend on the frequency and prices at which we sell our Common Stock to B. Riley Principal Capital II after the date of this prospectus.

We expect that any proceeds received by us from sales to B. Riley Principal Capital II pursuant to the Purchase Agreement will be used for working capital and general corporate purposes. As of the date of this prospectus, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for any net proceeds we receive. Accordingly, we will retain broad discretion over the use of these proceeds.

We have engaged Seaport, a registered broker-dealer and FINRA member, to act as a qualified independent underwriter in this offering and, in such capacity, participate in the preparation of the registration statement that includes this prospectus and exercise the usual standards of “due diligence” with respect thereto. B. Riley Principal Capital II has agreed to pay Seaport a cash fee of $50,000 upon the completion of this offering as consideration for its services and to reimburse Seaport up to $5,000 for expenses incurred in connection with acting as the qualified independent underwriter in this offering. In accordance with FINRA Rule 5110, such cash fee and expense reimbursement to be paid to Seaport for acting as the qualified independent underwriter in this offering are deemed to be underwriting compensation in connection with sales of our Common Stock by B. Riley Principal Capital II to the public.

12

THE COMMITTED EQUITY FACILITY

On April 23, 2024, we entered into the Purchase Agreement and the Registration Rights Agreement with B. Riley Principal Capital II. Upon the terms and subject to the satisfaction of the conditions contained in the Purchase Agreement, from and after the Commencement Date, we have the right, in our sold discretion, to sell to B. Riley Principal Capital II up to $50,000,000 in aggregate gross purchase price of newly issued shares of our Common Stock, subject to certain limitations set forth in the Purchase Agreement, from time to time after the date of this prospectus and during the term of the Purchase Agreement. Sales of Common Stock by us to B. Riley Principal Capital II under the Purchase Agreement, and the timing of any such sales, are solely at our option, and we are under no obligation to sell any securities to B. Riley Principal Capital II under the Purchase Agreement. In accordance with our obligations under the Registration Rights Agreement, we have filed the registration statement that includes this prospectus with the SEC to register under the Securities Act the resale by B. Riley Principal Capital II of up to 10,900,000 shares of Common Stock, consisting of (i) up to 10,843,182 shares that we may, in our sole discretion, elect to sell to B. Riley Principal Capital II, from time to time from and after the Commencement Date pursuant to the Purchase Agreement and (ii) the 56,818 Commitment Shares that we issued to B. Riley Principal Capital II, following our execution of the Purchase Agreement, on April 23, 2024, as consideration for its commitment to purchase shares of our Common Stock that we may, in our sole discretion, direct B. Riley Principal Capital II to purchase from us pursuant to the Purchase Agreement, from time to time after the date of this prospectus and during the term of the Purchase Agreement.

We do not have the right to commence any sales of our Common Stock to B. Riley Principal Capital II under the Purchase Agreement until the Commencement Date, which is the date on which all of the conditions to B. Riley Principal Capital II’s purchase obligation set forth in the Purchase Agreement have initially been satisfied, none of which are in B. Riley Principal Capital II’s control, including that the registration statement that includes this prospectus shall have been declared effective by the SEC and the final form of this prospectus shall have been filed with the SEC. From and after the Commencement Date, we have the right, but not the obligation, from time to time at our sole discretion for a period of up to 24 months beginning on the Commencement Date, to direct B. Riley Principal Capital II to purchase a specified maximum amount of shares of Common Stock in one or more Purchases or Intraday Purchases as set forth in the Purchase Agreement, by timely delivering a written Purchase Notice for each Purchase, or timely delivering a written Intraday Purchase Notice for each Intraday Purchase, as applicable, to B. Riley Principal Capital II in accordance with the Purchase Agreement on any trading day we select as the Purchase Date therefor, so long as (i) the closing sale price of our Common Stock on the trading day immediately prior to such Purchase Date is not less than the Threshold Price and (ii) all shares of Common Stock subject to all prior Purchases and all prior Intraday Purchases effected by us under the Purchase Agreement (as applicable) have been received by B. Riley Principal Capital II in the manner set forth in the Purchase Agreement, prior to the time we deliver such notice to B. Riley Principal Capital II.

From and after Commencement, the Company will control the timing and amount of any sales of Common Stock to B. Riley Principal Capital II. Actual sales of shares of our Common Stock to B. Riley Principal Capital II under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including, among other things, market conditions, the trading price of our Common Stock and determinations by us as to the appropriate sources of funding for our company and its operations.

Under the applicable NYSE rules, in no event may we issue to B. Riley Principal Capital II under the Purchase Agreement shares of Common Stock in excess of the Exchange Cap, unless (i) we obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap in accordance with applicable NYSE rules, or (ii) the average price per share paid by B. Riley Principal Capital II for all of the shares of Common Stock that we direct B. Riley Principal Capital II to purchase from us pursuant to the Purchase Agreement, if any, equals or exceeds $4.43 per share (with the minimum price used to calculate such per share amount representing the lower of (a) the official closing price of our Common Stock on the NYSE on the trading day immediately preceding the date of the execution of the Purchase Agreement and (b) the average official closing price of our Common Stock on the NYSE for the five consecutive trading days ending on the trading day immediately preceding the date of the execution of the Purchase Agreement, adjusted as required by the NYSE), so that the Exchange Cap limitation will not apply to issuances and sales of Common Stock pursuant to the Purchase Agreement.

13

Moreover, we may not issue or sell any shares of Common Stock to B. Riley Principal Capital II under the Purchase Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by B. Riley Principal Capital II and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 thereunder), would result in B. Riley Principal Capital II beneficially owning shares of Common Stock in excess of the Beneficial Ownership Limitation, which is defined in the Purchase Agreement as 4.99% of the outstanding shares of our Common Stock.

The net proceeds to us from sales of Common Stock that we elect to make to B. Riley Principal Capital II under the Purchase Agreement, if any, will depend on the frequency and prices at which we sell shares of our Common Stock to B. Riley Principal Capital II. We expect that any proceeds received by us from such sales to B. Riley Principal Capital II will be used for working capital and general corporate purposes.

Neither we nor B. Riley Principal Capital II may assign or transfer our respective rights and obligations under the Purchase Agreement or the Registration Rights Agreement, and no provision of the Purchase Agreement or the Registration Rights Agreement may be modified or waived by us or B. Riley Principal Capital II.

As consideration for B. Riley Principal Capital II’s commitment to purchase shares of Common Stock at our direction upon the terms and subject to the conditions set forth in the Purchase Agreement, following our execution of the Purchase Agreement, we issued 56,818 Commitment Shares to B. Riley Principal Capital II, which Commitment Shares have a total aggregate value equal to 0.50% of B. Riley Principal Capital II’s $50,000,000 total aggregate purchase commitment under the Purchase Agreement (assuming a purchase price of $4.40 per Commitment Share, representing the official closing price of the Common Stock on the NYSE on the trading day immediately preceding the date of execution of the Purchase Agreement). Under the terms of the Purchase Agreement, in certain circumstances set forth in the Purchase Agreement, we may be required to pay B. Riley Principal Capital II up to $250,000 (or 0.50% of B. Riley Principal Capital II’s $50,000,000 aggregate purchase commitment under the Purchase Agreement), in cash, as a “make-whole” payment to the extent the aggregate amount of cash proceeds, if any, received by B. Riley Principal Capital II from their resale of the Commitment Shares offered for resale by this prospectus, prior to certain times set forth in the Purchase Agreement, is less than $250,000, in exchange for B. Riley Principal Capital II returning to us for cancelation all of the Commitment Shares we originally issued to them upon execution of the Purchase Agreement that were not previously resold by B. Riley Principal Capital II prior to the times specified in the Purchase Agreement, if any. In addition, we have agreed to reimburse B. Riley Principal Capital II for the reasonable legal fees and disbursements of B. Riley Principal Capital II’s legal counsel in an amount not to exceed (i) $75,000 upon our execution of the Purchase Agreement and Registration Rights Agreement and (ii) $5,000 per fiscal quarter, in each case in connection with the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions and indemnification obligations of the parties. Copies of the agreements have been filed as exhibits to the registration statement that includes this prospectus and are available electronically on the SEC’s website at www.sec.gov.

Purchases of Common Stock Under the Purchase Agreement

Purchases

From and after the Commencement Date, we will have the right, but not the obligation, from time to time at our sole discretion for a period of up to 24 months beginning on the Commencement Date, to direct B. Riley Principal Capital II to purchase a specified number of shares of Common Stock, not to exceed the applicable Purchase Maximum Amount, in a Purchase under the Purchase Agreement, by timely delivering a written Purchase Notice to B. Riley Principal Capital II, prior to 9:00 a.m., New York City time, on any trading day that we select as the Purchase Date for such Purchase, so long as:

•	the closing sale price of our Common Stock on the trading day immediately prior to such Purchase Date is not less than the Threshold Price; and

•	all shares of Common Stock subject to all prior Purchases and all prior Intraday Purchases effected by us under the Purchase Agreement (as applicable) have been received by B. Riley Principal Capital II, in the manner set forth in the Purchase Agreement, prior to the time we deliver such Purchase Notice to B. Riley Principal Capital II.

14

The Purchase Maximum Amount applicable to such Purchase will be equal to the lesser of:

•	1,000,000 shares of Common Stock; and

•	the Purchase Percentage (as specified in the applicable Purchase Notice for such Purchase) of the total aggregate number (or volume) of shares of our Common Stock traded on the NYSE during the applicable Purchase Valuation Period for such Purchase.

The actual number of shares of Common Stock that B. Riley Principal Capital II will be required to purchase in a Purchase, referred to as the Purchase Share Amount, will be equal to the number of shares that we specify in the applicable Purchase Notice, subject to adjustment to the extent necessary to give effect to the applicable Purchase Maximum Amount and other applicable limitations set forth in the Purchase Agreement, including the Beneficial Ownership Limitation and, if then applicable, the Exchange Cap.

The per share purchase price that B. Riley Principal Capital II will be required to pay for the Purchase Share Amount in a Purchase effected by us pursuant to the Purchase Agreement, if any, will be equal to the VWAP of our Common Stock for the applicable Purchase Valuation Period on the Purchase Date for such Purchase, less a fixed 3.0% discount to the VWAP for such Purchase Valuation Period. The Purchase Valuation Period for a Purchase is defined in the Purchase Agreement as the period beginning at the official open (or “commencement”) of the regular trading session on the NYSE on the applicable Purchase Date for such Purchase, and ending at the earliest to occur of:

•	3:59 p.m., New York City time, on such Purchase Date or such earlier time publicly announced by the NYSE as the official close of the regular trading session on such Purchase Date;

•	such time that the total aggregate number (or volume) of shares of Common Stock traded on the NYSE during such Purchase Valuation Period (calculated in accordance with the Purchase Agreement) reaches the applicable Purchase Share Volume Maximum for such Purchase, which will be determined by dividing (a) the applicable Purchase Share Amount for such Purchase, by (b) the Purchase Percentage we specified in the applicable Purchase Notice for such Purchase); and

•	if we further specify in the applicable Purchase Notice for such Purchase that a Limit Order Discontinue Election shall apply to such Purchase, such time that the trading price of our Common Stock on the NYSE during such Purchase Valuation Period (calculated in accordance with the Purchase Agreement) falls below the applicable Minimum Price Threshold.

Under the Purchase Agreement, for purposes of calculating the volume of shares of Common Stock traded during a Purchase Valuation Period, including for purposes of determining whether the applicable Purchase Share Volume Maximum for a Purchase has been reached, for purposes of calculating the VWAP of our Common Stock for the applicable Purchase Valuation Period, and to the extent that we specify in the applicable Purchase Notice that the Limit Order Discontinue Election will apply, the following transactions, to the extent they occur during such Purchase Valuation Period, shall be excluded: (x) the opening or first purchase of Common Stock at or following the official open of the regular trading session on the NYSE on the applicable Purchase Date for such Purchase, (y) the last or closing sale of Common Stock at or prior to the official close of the regular trading session on the NYSE on the applicable Purchase Date for such Purchase, and (z) if we have specified in the applicable Purchase Notice for such Purchase that a Limit Order Continue Election shall apply to such Purchase (instead of specifying that a Limit Order Discontinue Election shall apply), all purchases and sales of Common Stock on the NYSE during such Purchase Valuation Period at a price per share that is less than the applicable Minimum Price Threshold for such Purchase.

15

Intraday Purchases

In addition to the Purchases described above, from and after the Commencement Date, we will also have the right, but not the obligation, subject to the continued satisfaction of the conditions set forth in the Purchase Agreement, to direct B. Riley Principal Capital II to make Intraday Purchases, whether or not a Purchase is effected on such Purchase Date, not to exceed the applicable Intraday Purchase Maximum Amount, under the Purchase Agreement, by timely delivering a written Intraday Purchase Notice to B. Riley Principal Capital II, after 10:00 a.m., New York City time (and after the Purchase Valuation Period for any earlier Purchase and the Intraday Purchase Valuation Period for the most recent prior Intraday Purchase effected on the same Purchase Date as such applicable Intraday Purchase, if applicable, have ended), and prior to 3:30 p.m., New York City time, on such Purchase Date, so long as:

•	the closing sale price of our Common Stock on the NYSE on the trading day immediately prior to such Purchase Date is not less than the Threshold Price; and

•	all shares of Common Stock subject to all prior Purchases and all prior Intraday Purchases effected by us under the Purchase Agreement (as applicable) have been received by B. Riley Principal Capital II in the manner set forth in the Purchase Agreement, prior to the time we deliver such Intraday Purchase Notice to B. Riley Principal Capital II.

The Intraday Purchase Maximum Amount applicable to such Intraday Purchase will be equal to the lesser of:

•	1,000,000 shares of Common Stock; and

•	the Purchase Percentage (as specified by us in the applicable Intraday Purchase Notice for such Intraday Purchase) of the total aggregate number (or volume) of shares of our Common Stock traded on the NYSE during the applicable Intraday Purchase Valuation Period for such Intraday Purchase.

The actual number of shares of Common Stock that B. Riley Principal Capital II will be required to purchase in an Intraday Purchase, referred to as the Intraday Purchase Share Amount, will be equal to the number of shares that we specify in the applicable Intraday Purchase Notice, subject to adjustment to the extent necessary to give effect to the applicable Intraday Purchase Maximum Amount and other applicable limitations set forth in the Purchase Agreement, including the Beneficial Ownership Limitation and, if then applicable, the Exchange Cap.

The per share purchase price that B. Riley Principal Capital II will be required to pay for the Intraday Purchase Share Amount in an Intraday Purchase effected by us pursuant to the Purchase Agreement, if any, will be calculated in the same manner as in the case of a Purchase (including the same fixed percentage discounts to the applicable VWAP used to calculate the per share purchase price for a Purchase as described above), provided that the VWAP used to determine the purchase price for the Intraday Purchase Share Amount to be purchased in an Intraday Purchase will be equal to the VWAP for the applicable Intraday Purchase Valuation Period on the Purchase Date for such Intraday Purchase. The Intraday Purchase Valuation Period for an Intraday Purchase is defined in the Purchase Agreement as the period during the regular trading session on the NYSE on such Purchase Date, beginning at the latest to occur of:

•	such time of confirmation of B. Riley Principal Capital II’s receipt of the applicable Intraday Purchase Notice;

•	such time that the Purchase Valuation Period for any prior regular Purchase effected on the same Purchase Date (if any) has ended; and

•	such time that the Intraday Purchase Valuation Period for the most recent prior Intraday Purchase effected on the same Purchase Date (if any) has ended and ending at the earliest to occur of:

•	3:59 p.m., New York City time, on such Purchase Date or such earlier time publicly announced by the NYSE as the official close of the regular trading session on such Purchase Date;

•	such time that the total aggregate number (or volume) of shares of Common Stock traded on the NYSE during such Intraday Purchase Valuation Period reaches the applicable Intraday Purchase Share Volume Maximum for such Intraday Purchase, which will be determined by dividing (a) the applicable Intraday Purchase Share Amount for such Intraday Purchase, by (b) the Purchase Percentage we specified in the applicable Intraday Purchase Notice for determining the applicable Intraday Purchase Share Amount for such Intraday Purchase; and

•	if we further specify a Limit Order Discontinue Election in the applicable Intraday Purchase Notice for such Intraday Purchase, such time that the trading price of our Common Stock on the NYSE during such Intraday Purchase Valuation Period (calculated in accordance with the Purchase Agreement) falls below the applicable Minimum Price Threshold.

16

As with Purchases, for purposes of calculating the volume of shares of Common Stock traded during an Intraday Purchase Valuation Period, including for purposes of determining whether the applicable Intraday Purchase Share Volume Maximum for an Intraday Purchase has been reached, and for purposes of calculating the VWAP of our Common Stock for the applicable Intraday Purchase Valuation Period, the following transactions, to the extent they occur during such Intraday Purchase Valuation Period, are excluded: (x) the opening or first purchase of Common Stock at or following the official open of the regular trading session on the NYSE on the applicable Purchase Date for such Intraday Purchase, (y) the last or closing sale of Common Stock at or prior to the official close of the regular trading session on the NYSE on the applicable Purchase Date for such Intraday Purchase, and (z) if we have specified in the applicable Intraday Purchase Notice for such Intraday Purchase that a Limit Order Continue Election shall apply to such Intraday Purchase (instead of specifying that a Limit Order Discontinue Election shall apply), all purchases and sales of Common Stock on the NYSE during such Intraday Purchase Valuation Period at a price per share that is less than the applicable Minimum Price Threshold for such Intraday Purchase.

We may, in our sole discretion, timely deliver multiple Intraday Purchase Notices to B. Riley Principal Capital II prior to 3:30 p.m., New York City time, on a single Purchase Date to effect multiple Intraday Purchases on such same Purchase Date, provided that the Purchase Valuation Period for any earlier regular Purchase effected on the same Purchase Date (as applicable) and the Intraday Purchase Valuation Period for the most recent prior Intraday Purchase effected on the same Purchase Date have ended prior to 3:30 p.m., New York City time, on such Purchase Date, and so long as all shares of Common Stock subject to all prior Purchases and all prior Intraday Purchases effected by us under the Purchase Agreement, including all prior purchases effected on the same Purchase Date as such applicable Intraday Purchase, have been received by B. Riley Principal Capital II in the manner set forth in the Purchase Agreement prior to the time that we deliver to B. Riley Principal Capital II a new Intraday Purchase Notice to effect an additional Intraday Purchase on the same Purchase Date as an earlier Purchase (as applicable) and one or more earlier Intraday Purchases effected on such same Purchase Date.

The terms and limitations that will apply to each subsequent additional Intraday Purchase effected on the same Purchase Date will be the same as those applicable to any earlier Purchase (as applicable) and any earlier Intraday Purchase effected on the same Purchase Date as such subsequent additional Intraday Purchase, and the per share purchase price for the shares of Common Stock that we elect to sell to B. Riley Principal Capital II in each subsequent additional Intraday Purchase effected on the same Purchase Date as an earlier Purchase (as applicable) and/or earlier Intraday Purchase(s) effected on such Purchase Date will be calculated in the same manner as in the case of such earlier Purchase (as applicable) and such earlier Intraday Purchase(s) effected on the same Purchase Date as such subsequent additional Intraday Purchase, with the exception that the Intraday Purchase Valuation Period for each subsequent additional Intraday Purchase will begin and end at different times (and may vary in duration) during the regular trading session on such Purchase Date, in each case as determined in accordance with the Purchase Agreement.

In the case of Purchases and Intraday Purchases effected by us under the Purchase Agreement, if any, all share and dollar amounts used in determining the purchase price per share of Common Stock to be purchased by B. Riley Principal Capital II in a Purchase or an Intraday Purchase (as applicable), or in determining the applicable maximum purchase share amounts or applicable volume or price threshold amounts in connection with any such Purchase or Intraday Purchase (as applicable), in each case, will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during any period used to calculate such per share purchase price, maximum purchase share amounts or applicable volume or price threshold amounts.

At or prior to 5:30 p.m., New York City time, on the applicable Purchase Date for a Purchase or Intraday Purchase, B. Riley Principal Capital II will provide us with a written confirmation for such Purchase or Intraday Purchase, as applicable, setting forth the applicable purchase price (both on a per share basis and the total aggregate purchase price) to be paid by B. Riley Principal Capital II for the shares of Common Stock purchased by B. Riley Principal Capital II in such Purchase or Intraday Purchase, as applicable.

The payment for, against delivery of, shares of Common Stock purchased by B. Riley Principal Capital II in any Purchase or any Intraday Purchase under the Purchase Agreement will be fully settled within two trading days immediately following the applicable Purchase Date for such Purchase or such Intraday Purchase (as applicable), as set forth in the Purchase Agreement.

17

Conditions Precedent to Commencement and Each Purchase or Intraday Purchase

B. Riley Principal Capital II’s obligation to accept VWAP Purchase Notices and Intraday VWAP Purchase Notices that are timely delivered by us under the Purchase Agreement and to purchase shares of our Common Stock in Purchases and Intraday Purchases under the Purchase Agreement, are subject to (i) the initial satisfaction, at the Commencement, and (ii) the satisfaction, at the applicable Purchase Condition Satisfaction Time (as such term is defined in the Purchase Agreement) on the applicable Purchase Date for each Purchase and Intraday Purchase after the Commencement Date, of the conditions precedent thereto set forth in the Purchase Agreement, all of which are entirely outside of B. Riley Principal Capital II’s control, which conditions include the following:

•	the accuracy in all material respects of the representations and warranties of the Company included in the Purchase Agreement;

•	the Company having performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Purchase Agreement to be performed, satisfied or complied with by the Company;

•	the registration statement that includes this prospectus (and any one or more additional registration statements filed with the SEC that include shares of Common Stock that may be issued and sold by the Company to B. Riley Principal Capital II under the Purchase Agreement) having been declared effective under the Securities Act by the SEC, and B. Riley Principal Capital II being able to utilize this prospectus (and the prospectus included in any one or more additional registration statements filed with the SEC under the Registration Rights Agreement) to resell all of the shares of Common Stock included in this prospectus (and included in any such additional prospectuses);

•	the SEC shall not have issued any stop order suspending the effectiveness of the registration statement that includes this prospectus (or any one or more additional registration statements filed with the SEC that include shares of Common Stock that may be issued and sold by the Company to B. Riley Principal Capital II under the Purchase Agreement) or prohibiting or suspending the use of this prospectus (or the prospectus included in any one or more additional registration statements filed with the SEC under the Registration Rights Agreement), and the absence of any suspension of qualification or exemption from qualification of the Common Stock for offering or sale in any jurisdiction;

•	FINRA shall not have provided an objection to, and shall have confirmed in writing that it has determined not to raise any objections with respect to the fairness and reasonableness of, the terms and arrangements of the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement;

•	there shall not have occurred any event, and there shall not exist any condition or state of facts, which makes any statement of a material fact made in the registration statement that includes this prospectus (or in any one or more additional registration statements filed with the SEC that include shares of Common Stock that may be issued and sold by the Company to B. Riley Principal Capital II under the Purchase Agreement) untrue or which requires the making of any additions to or changes to the statements contained therein in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of this prospectus or the prospectus included in any one or more additional registration statements filed with the SEC under the Registration Rights Agreement, in the light of the circumstances under which they were made) not misleading;

18

•	this prospectus, in final form, shall have been filed with the SEC under the Securities Act prior to Commencement, and all reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC pursuant to the reporting requirements of the Exchange Act shall have been filed with the SEC;

•	trading in the Common Stock shall not have been suspended by the SEC or the NYSE, the Company shall not have received any final and non-appealable notice that the listing or quotation of the Common Stock on the NYSE shall be terminated on a date certain (unless, prior to such date, the Common Stock is listed or quoted on any other Eligible Market, as such term is defined in the Purchase Agreement), and there shall be no suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by The Depository Trust Company with respect to the Common Stock that is continuing;

•	the Company shall have complied with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of the Purchase Agreement and the Registration Rights Agreement;

•	the absence of any statute, regulation, order, decree, writ, ruling or injunction by any court or governmental authority of competent jurisdiction which prohibits the consummation of or that would materially modify or delay any of the transactions contemplated by the Purchase Agreement or the Registration Rights Agreement;

•	the absence of any action, suit or proceeding before any arbitrator or any court or governmental authority seeking to restrain, prevent or change the transactions contemplated by the Purchase Agreement or the Registration Rights Agreement, or seeking material damages in connection with such transactions;

•	all of the shares of Common Stock that may be issued pursuant to the Purchase Agreement shall have been approved for listing or quotation on the NYSE (or if the Common Stock is not then listed on the NYSE, then on any Eligible Market), subject only to notice of issuance;

•	no condition, occurrence, state of facts or event constituting a Material Adverse Effect (as such term is defined in the Purchase Agreement) shall have occurred and be continuing;

•	the absence of any bankruptcy proceeding against the Company commenced by a third party, and the Company shall not have commenced a voluntary bankruptcy proceeding, consented to the entry of an order for relief against it in an involuntary bankruptcy case, consented to the appointment of a custodian of the Company or for all or substantially all of its property in any bankruptcy proceeding, or made a general assignment for the benefit of its creditors; and

•	the receipt by B. Riley Principal Capital II of the legal opinions, negative assurances, audit comfort letters and certificates of the Chief Financial Officer of the Company (“CFO Certificates”) and bring-down legal opinions and negative assurances, audit comfort letters and CFO Certificates, in each case as required under the Purchase Agreement.

Termination of the Purchase Agreement

Unless earlier terminated as provided in the Purchase Agreement, the Purchase Agreement will terminate automatically on the earliest to occur of:

•	the first day of the month next following the 24-month anniversary of the Commencement Date;

•	the date on which B. Riley Principal Capital II shall have purchased shares of Common Stock under the Purchase Agreement for an aggregate gross purchase price equal to $50,000,000;

•	the date on which the Common Stock shall have failed to be listed or quoted on the NYSE or any other Eligible Market;

19

•	the 30th trading day after the date on which a voluntary or involuntary bankruptcy proceeding involving our Company has been commenced that is not discharged or dismissed prior to such trading day; and

•	the date on which a bankruptcy custodian is appointed for all or substantially all of our property, or we make a general assignment for the benefit of our creditors.

We have the right to terminate the Purchase Agreement at any time after Commencement, at no cost or penalty to us, upon 10 trading days’ prior written notice to B. Riley Principal Capital II. We and B. Riley Principal Capital II may also terminate the Purchase Agreement at any time by mutual written consent.

B. Riley Principal Capital II also has the right to terminate the Purchase Agreement upon 10 trading days’ prior written notice to us, but only upon the occurrence of certain events, including:

•	the occurrence and continuation of a Material Adverse Effect (as such term is defined in the Purchase Agreement);

•	the occurrence of a Fundamental Transaction (as such term defined in the Purchase Agreement) involving our Company;

•	if any registration statement is not filed by the applicable Filing Deadline (as defined in the Registration Rights Agreement) or declared effective by the SEC by the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement), or the Company is otherwise in breach or default in any material respect under any of the other provisions of the Registration Rights Agreement, and, if such failure, breach or default is capable of being cured, such failure, breach or default is not cured within 10 trading days after notice of such failure, breach or default is delivered to us;

•	if we are in breach or default in any material respect of any of our covenants and agreements in the Purchase Agreement or in the Registration Rights Agreement, and, if such breach or default is capable of being cured, such breach or default is not cured within 10 trading days after notice of such breach or default is delivered to us;

•	the effectiveness of the registration statement that includes this prospectus or any additional registration statement we file with the SEC pursuant to the Registration Rights Agreement lapses for any reason (including the issuance of a stop order by the SEC), or this prospectus or the prospectus included in any additional registration statement we file with the SEC pursuant to the Registration Rights Agreement otherwise becomes unavailable to B. Riley Principal Capital II for the resale of all of the shares of Common Stock included therein, and such lapse or unavailability continues for a period of 45 consecutive trading days or for more than an aggregate of 90 trading days in any 365-day period, other than due to acts of B. Riley Principal Capital II; or

•	trading in the Common Stock on the NYSE (or if the Common Stock is then listed on an Eligible Market, trading in the Common Stock on such Eligible Market) has been suspended for a period of five consecutive trading days.

No termination of the Purchase Agreement by us or by B. Riley Principal Capital II will become effective prior to the fifth trading day immediately following the date on which any pending Purchase and any pending Intraday Purchase has been fully settled in accordance with the terms and conditions of the Purchase Agreement, and no termination will affect any of the respective rights and obligations of the Company or B. Riley Principal Capital II under the Purchase Agreement with respect to any pending Purchase, any pending Intraday Purchase, the Commitment Shares, including any cash “make-whole” payment we may be required to pay to B. Riley Principal Capital II under certain circumstances as specified in the Purchase Agreement, and any fees and disbursements of B. Riley Principal Capital II’s legal counsel in connection with the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement. Both we and B. Riley Principal Capital II have agreed to complete our respective obligations with respect to any such pending Purchase and any pending Intraday Purchase under the Purchase Agreement. Furthermore, no termination of the Purchase Agreement will affect the Registration Rights Agreement, which will survive any termination of the Purchase Agreement.

20

No Short-Selling or Hedging by B. Riley Principal Capital II

B. Riley Principal Capital II has agreed that none of B. Riley Principal Capital II, its sole member, any of their respective officers, or any entity managed or controlled by B. Riley Principal Capital II or its sole member will engage in or effect, directly or indirectly, for its own account or for the account of any other of such persons or entities, any short sales of the Common Stock or hedging transactions that establishes a net short position in the Common Stock during the term of the Purchase Agreement. Furthermore, B. Riley Principal Capital II has agreed that, during the term of the Purchase Agreement, with respect to each brokerage account in which shares of Common Stock beneficially owned by B. Riley Principal Capital II are held or to be held, it shall provide written instructions to the applicable broker that it does not wish to participate in, and expressly opts out of, any “fully paid lending program” or similar program with respect to such brokerage account so that shares of Common Stock beneficially owned that are, or to be held in, such brokerage account will not be made available by the broker for lending to any third person in connection with, to effect, or otherwise to facilitate any short sale of Common Stock by any person.

Prohibition on Dilutive Issuances and Other Similar Transactions

With certain limited exceptions, we are prohibited from entering into certain types of “dilutive” equity transactions during the period beginning on the trading day immediately prior to the applicable Purchase Date for a Purchase or Intraday Purchase (as applicable), and ending on the third trading day after the full settlement thereof under the Purchase Agreement, and we are prohibited from effecting or entering into any agreement to effect an “equity line of credit,” an “at the market offering” or other substantially similar continuous offering, other than pursuant to the Purchase Agreement, in which the Company may offer, issue or sell Common Stock or any securities exercisable, exchangeable or convertible into Common Stock at a future-determined price.

Qualified Independent Underwriter

We have engaged Seaport, a registered broker-dealer and FINRA member, to act as a qualified independent underwriter in this offering. B. Riley Principal Capital II has agreed to pay Seaport a cash fee of $50,000 upon the completion of this offering as consideration for its services and to reimburse Seaport up to $5,000 for expenses incurred in connection with acting as the qualified independent underwriter in this offering. In accordance with FINRA Rule 5110, such cash fee and expense reimbursement to be paid to Seaport for acting as the qualified independent underwriter in this offering are deemed to be underwriting compensation in connection with sales of our Common Stock by B. Riley Principal Capital II to the public.

Effect of Sales of our Common Stock under the Purchase Agreement on our Stockholders

All shares of Common Stock that may be issued or sold by us to B. Riley Principal Capital II under the Purchase Agreement that are being registered under the Securities Act for resale by B. Riley Principal Capital II in this offering are expected to be freely tradable. The shares of Common Stock being registered for resale in this offering may be issued and sold by us to B. Riley Principal Capital II from time to time at our discretion over a period of up to 24 months commencing on the Commencement Date. The resale by B. Riley Principal Capital II of a significant amount of shares registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of our Common Stock to decline or to be highly volatile. Sales of our Common Stock, if any, to B. Riley Principal Capital II under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to B. Riley Principal Capital II all, some, or none of the shares of our Common Stock that may be available for us to sell to B. Riley Principal Capital II pursuant to the Purchase Agreement.

21

If and when we do elect to sell shares of our Common Stock to B. Riley Principal Capital II pursuant to the Purchase Agreement, after B. Riley Principal Capital II has acquired such shares, B. Riley Principal Capital II may resell all, some, or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from B. Riley Principal Capital II in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution, and in some cases substantial dilution, and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from B. Riley Principal Capital II in this offering as a result of future sales made by us to B. Riley Principal Capital II at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares of our Common Stock to B. Riley Principal Capital II under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares of our Common Stock, or the mere existence of our arrangement with B. Riley Principal Capital II, may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

Because the purchase price per share to be paid by B. Riley Principal Capital II for the shares of Common Stock that we may elect to sell to B. Riley Principal Capital II under the Purchase Agreement, if any, will fluctuate based on the market price of our Common Stock during the applicable Purchase Valuation Period for each Purchase, and during the applicable Intraday Purchase Valuation Period for each Intraday Purchase, made pursuant to the Purchase Agreement, if any, as of the date of this prospectus, it is not possible for us to predict the number of shares of Common Stock that we will sell to B. Riley Principal Capital II under the Purchase Agreement, the actual purchase price per share of Common Stock to be paid by B. Riley Principal Capital II for those shares, or the actual gross proceeds to be raised by us from those sales, if any.

As of April 23, 2024, there were 45,833,346 shares of our Common Stock outstanding, of which 31,472,685 shares were held by non-affiliates of our Company. Although the Purchase Agreement provides that we may sell up to $50,000,000 of our Common Stock to B. Riley Principal Capital II, only 10,900,000 shares of our Common Stock are being registered under the Securities Act for resale by B. Riley Principal Capital II under this prospectus, which represents (i) the 56,818 Commitment Shares that we issued to B. Riley Principal Capital II, following our execution of the Purchase Agreement, on April 23, 2024, and (ii) up to 10,843,182 shares of Common Stock that may be issued to B. Riley Principal Capital II from and after the Commencement Date, if and when we elect to sell shares to B. Riley Principal Capital II under the Purchase Agreement. If all of the 10,900,000 shares offered for resale by B. Riley Principal Capital II under this prospectus were issued and outstanding as of the date hereof (without taking into account the Exchange Cap limitation), such shares would represent approximately 19.2% of the total number of outstanding shares of Common Stock and approximately 25.7% of the total number of outstanding shares of Common Stock held by non-affiliates of our Company, in each case as of April 23, 2024.

If we elect to issue and sell to B. Riley Principal Capital II more than the 10,900,000 shares of Common Stock being registered under the Securities Act for resale by B. Riley Principal Capital II under the registration statement that includes this prospectus, which we have the right, but not the obligation, to do, we must first (i) to the extent applicable, obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap under the Purchase Agreement in accordance with applicable NYSE rules and (ii) file with the SEC one or more additional registration statements to register under the Securities Act for the offer and resale by B. Riley Principal Capital II of any such additional shares of our Common Stock we wish to sell from time to time under the Purchase Agreement, which the SEC must declare effective, in each case before we may elect to sell any additional shares of our Common Stock to B. Riley Principal Capital II under the Purchase Agreement. Any issuance and sale by us under the Purchase Agreement of a substantial amount of shares of Common Stock in addition to the 10,900,000 shares of Common Stock being registered for resale by B. Riley Principal Capital II under the registration statement that includes this prospectus could cause additional substantial dilution to our stockholders.

The number of shares of Common Stock ultimately offered for resale by B. Riley Principal Capital II through this prospectus is dependent upon the number of shares of Common Stock, if any, we elect to sell to B. Riley Principal Capital II under the Purchase Agreement from and after the Commencement Date. The issuance of our Common Stock to B. Riley Principal Capital II pursuant to the Purchase Agreement will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted. Although the number of shares of our Common Stock that our existing stockholders own will not decrease, the shares of our Common Stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares of our Common Stock after any such issuance.

22

The following table sets forth the amount of gross proceeds we would receive from B. Riley Principal Capital II from our sale of shares of Common Stock to B. Riley Principal Capital II under the Purchase Agreement at varying purchase prices:

			Percentage of	Gross Proceeds from the
			Outstanding Shares	Sale of Shares to B. Riley
Assumed Average		Number of Registered	After Giving Effect to	Principal Capital II
Purchase Price Per		Shares to be Issued	the Issuance to B. Riley	Under the Purchase
Share		if Full Purchase(1)	Principal Capital II(2)	Agreement
$3.50		9,166,668	16.6%	$32,083,338.00
$4.50		9,166,668	16.6%	$41,250,006.00
$4.62	(3)	9,166,668	16.6%	$42,350,006.16
$5.50		9,090,909	16.5%	$49,999,999.50
$6.50		7,692,307	14.4%	$49,999,995.50
$7.50		6,666,666	12.7%	$49,999,995.00

(1)	Excluding the 56,818 Commitment Shares that we issued to B. Riley Principal Capital II upon the execution of the Purchase Agreement, on April 23, 2024. Although the Purchase Agreement provides that we may sell up to $50,000,000 of our Common Stock to B. Riley Principal Capital II, we are only registering 10,900,000 shares of our Common Stock under the registration statement that includes this prospectus, which may or may not cover all of the shares we ultimately sell to B. Riley Principal Capital II under the Purchase Agreement. We will not issue more than an aggregate of 9,166,668 shares of our Common Stock (the Exchange Cap, unless, to the extent applicable, otherwise approved by our stockholders or if the average price per share paid by B. Riley Principal Capital II for all of the shares of Common Stock that we direct B. Riley Principal Capital II to purchase from us pursuant to the Purchase Agreement, if any, equals or exceeds $4.43 per share). The number of shares to be issued as set forth in this column (i) gives effect to the Exchange Cap and (ii) is without regard for the Beneficial Ownership Limitation.

(2)	The denominator is based on 45,890,164 shares of Common Stock outstanding as of April 23, 2024 (which, for these purposes, includes the 56,818 Commitment Shares we issued to B. Riley Principal Capital II on April 23, 2024), adjusted to include the issuance of the number of shares set forth in the adjacent column that we would have sold to B. Riley Principal Capital II, assuming the average purchase price in the first column. The numerator is based on the number of shares of Common Stock issuable under the Purchase Agreement (that are the subject of this offering) at the corresponding assumed average purchase price set forth in the first column.

(3)	The closing sale price of our Common Stock on the NYSE on April 23, 2024.

23

SELLING SECURITYHOLDER

This prospectus relates to the offer and sale by B. Riley Principal Capital II of up to 10,900,000 shares of our Common Stock that have been or may be issued by us to B. Riley Principal Capital II under the Purchase Agreement. For additional information regarding the shares of our Common Stock included in this prospectus, see the section titled “The Committed Equity Facility” above. We are registering the shares of our Common Stock included in this prospectus pursuant to the provisions of the Registration Rights Agreement we entered into with B. Riley Principal Capital II on April 23, 2024 in order to permit the Selling Securityholder to offer the shares included in this prospectus for resale from time to time. Except for the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement and as set forth in the section titled “Plan of Distribution (Conflict of Interest)” in this prospectus, B. Riley Principal Capital II has not had any material relationship with us within the past three years. As used in this prospectus, the term “Selling Securityholder” means B. Riley Principal Capital II, LLC.

The table below presents information regarding the Selling Securityholder and the shares of our Common Stock that may be resold by the Selling Securityholder from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Securityholder and reflects holdings as of April 23, 2024. The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of our Common Stock being offered for resale by the Selling Securityholder under this prospectus. The Selling Securityholder may sell some, all or none of the shares being offered for resale in this offering. We do not know how long the Selling Securityholder will hold the shares before selling them and, except as set forth in the section titled “Plan of Distribution (Conflict of Interest)” in this prospectus, we are not aware of any existing arrangements between the Selling Securityholder and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our Common Stock being offered for resale by this prospectus.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of our Common Stock with respect to which the Selling Securityholder has sole or shared voting and investment power. The percentage of shares of our Common Stock beneficially owned by the Selling Securityholder prior to the offering shown in the table below is based on an aggregate of 45,833,346 shares of our Common Stock outstanding on April 23, 2024. Because the purchase price to be paid by the Selling Securityholder for shares of our Common Stock, if any, that we may elect to sell to the Selling Securityholder in one or more VWAP Purchases and one or more Intraday VWAP Purchases from time to time under the Purchase Agreement will be determined on the applicable Purchase Dates therefor, the actual number of shares of our Common Stock that we may sell to the Selling Securityholder under the Purchase Agreement may be fewer than the number of shares being offered for resale under this prospectus. The fourth column assumes the resale by the Selling Securityholder of all of the shares of our Common Stock being offered for resale pursuant to this prospectus.

Please see the section titled “Plan of Distribution (Conflict of Interest)” for further information regarding the Selling Securityholder method of distributing these shares.

Name of Selling Securityholder	Shares Beneficially Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Offered Pursuant to this prospectus(3)	Shares of Common Stock Beneficially Owned After Offering(4)
	Number(1)	Percentage (2)		Number	Percentage
B. Riley Principal Capital II, LLC(5)	56,818	*	10,900,000	0	—

* Represents beneficial ownership of less than 1.0% of the outstanding shares of our Common Stock

24

(1)	Represents the 56,818 shares of our Common Stock we issued to B. Riley Principal Capital II on April 25, 2024 as Commitment Shares in consideration for entering into the Purchase Agreement with us. In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the shares that B. Riley Principal Capital II may be required to purchase under the Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to conditions contained in the Purchase Agreement, the satisfaction of which are entirely outside of B. Riley Principal Capital II’s control, including the registration statement that includes this prospectus becoming and remaining effective. Furthermore, the Market Open Purchases and the Intraday Purchases of our Common Stock under the Purchase Agreement are subject to certain agreed upon maximum amount limitations set forth in the Purchase Agreement. Also, the Purchase Agreement prohibits us from issuing and selling any shares of our Common Stock to B. Riley Principal Capital II to the extent such shares, when aggregated with all other shares of our Common Stock then beneficially owned by B. Riley Principal Capital II, would cause B. Riley Principal Capital II’s beneficial ownership of our Common Stock to exceed the 4.99% Beneficial Ownership Limitation. The Purchase Agreement also prohibits us from issuing or selling shares of our Common Stock under the Purchase Agreement in excess of the 19.99% Exchange Cap, unless we obtain stockholder approval to do so, or unless the average price for all shares of our Common Stock purchased by B. Riley Principal Capital II under the Purchase Agreement equals or exceeds $4.43 per share, such that the Exchange Cap limitation would not apply under applicable NYSE rules. Neither the Beneficial Ownership Limitation nor the Exchange Cap (to the extent applicable under NYSE) may be amended or waived under the Purchase Agreement.

(2)	Applicable percentage ownership is based on 45,833,346 shares of our Common Stock outstanding as of April 23, 2024.

(3)	Under the terms of the Purchase Agreement, in certain circumstances set forth in the Purchase Agreement, we may be required to pay B. Riley Principal Capital II up to $250,000, in cash, as a “make-whole” payment to the extent the aggregate amount of cash proceeds, if any, received by B. Riley Principal Capital II from their resale of the Commitment Shares offered for resale by this prospectus, prior to certain times set forth in the Purchase Agreement, is less than $250,000, in exchange for B. Riley Principal Capital II returning to us for cancelation all of the Commitment Shares we originally issued to them upon execution of the Purchase Agreement that were not previously resold by B. Riley Principal Capital II prior to the times specified in the Purchase Agreement, if any, in which case the total number of shares of our Common Stock being offered for resale pursuant to this prospectus would be less than the maximum number of shares of Common Stock to be offered for resale pursuant to this prospectus set forth in this column by the number of Commitment Shares that B. Riley Principal Capital II may be required to return to us for cancelation in exchange for such cash “make whole” payment. See “Plan of Distribution (Conflict of Interest)” for more information about the terms of the commitment fee to be received by B. Riley Principal Capital II under the Purchase Agreement.

(4)	Assumes the sale of all shares of our Common Stock being offered for resale pursuant to this prospectus.

(5)	The business address of B. Riley Principal Capital II, LLC (“BRPC II”) is 11100 Santa Monica Blvd., Suite 800, Los Angeles, California 90025. BRPC II’s principal business is that of a private investor. BRPC II is a wholly-owned subsidiary of B. Riley Principal Investments, LLC (“BRPI”). As a result, BRPI may be deemed to indirectly beneficially own the securities of the company held of record by BRPC II. B. Riley Financial, Inc. (“BRF”) is the parent company of BRPC II and BRPI. As a result, BRF may be deemed to indirectly beneficially own the securities of the company held of record by BRPC II and indirectly beneficially owned by BRPI. Bryant R. Riley is the Co-Chief Executive Officer and Chairman of the Board of Directors of BRF. As a result, Bryant R. Riley may be deemed to indirectly beneficially own the securities of the company held of record by BRPC II and indirectly beneficially owned by BRPI. Each of BRF, BRPI and Bryant R. Riley expressly disclaims beneficial ownership of the securities of the company held of record by BRPC II, except to the extent of its/his pecuniary interest therein. We have been advised that none of BRF, BRPI or BRPC II is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or an independent broker-dealer; however, each of BRF, BRPI, BRPC II and Bryant R. Riley is an affiliate of B. Riley Securities, Inc. (“BRS”), a registered broker-dealer and FINRA member, and Bryant R. Riley is an associated person of BRS. BRS will act as an executing broker that will effectuate resales of our Common Stock that have been and may be acquired by BRPC II from us pursuant to the Purchase Agreement to the public in this offering. See “Plan of Distribution (Conflict of Interest)” for more information about the relationship between BRPC II and BRS.

25

DESCRIPTION OF SECURITIES

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. The descriptions below are qualified by reference to the actual text of our Charter. We urge you to read our Charter in its entirety for a complete description of the rights and preferences of our securities.

Authorized and Outstanding Capital Stock

Our Charter authorizes the issuance of 400,000,000 shares of Common Stock, $0.0001 par value per share and 40,000,000 shares of Preferred Stock, $0.0001 par value.

Voting Power

Except as otherwise provided by the Delaware General Corporation Law (the “DGCL”) or our Charter and subject to the rights of holders of any series of Preferred Stock, all of the voting power of our stockholders will be vested in the holders of our Common Stock, and each holder of our Common Stock will have one vote for each share held by such holder on all matters voted upon by the stockholders of the Company; provided, however, that, except as otherwise required by law, holders of our Common Stock, as such, will not be entitled to vote on any amendment to our Charter (or on any amendment to a certificate of designations of any series of Preferred Stock) that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series of Preferred Stock are entitled to vote, either separately or together with the holders of one or more other such series, on such amendment pursuant to our Charter (or pursuant to a certificate of designations of any series of Preferred Stock) or pursuant to the DGCL. There will be no cumulative voting.

Dividends

Except as otherwise provided by the DGCL or our Charter, dividends may be declared and paid on our Common Stock from funds lawfully available therefor if, as and when determined by our Board and subject to any preferential dividend rights of any then outstanding shares of Preferred Stock.

Liquidation

Upon the dissolution or liquidation or winding up of the affairs of the Company, whether voluntary or involuntary, holders of our Common Stock will be entitled to receive all our assets available for distribution to our stockholders equally on a per share basis, subject to any preferential rights of any then outstanding shares of Preferred Stock and after payment or provision for payment of our debts.

Preemptive Rights; Redemption Rights

The holders of our Common Stock will have no preemptive rights to subscribe for any shares of any class of our stock. Our Common Stock will not be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same class of our capital stock.

Election of Directors

Our Board is divided into three classes, each of which generally serve for a term of three years with only one class of directors being elected in each year.

Preferred Stock

Our Charter provides that shares of our Preferred Stock may be issued from time to time in one or more series. Our Board will be authorized to establish the voting rights, if any, designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, applicable to the shares of each series of our Preferred Stock. Our Board can, without stockholder approval, issue our Preferred Stock with voting and other rights that could adversely affect the voting power and other rights of the holders of our Common Stock and could have anti-takeover effects. The ability of our Board to issue our Preferred Stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control or the removal of existing management. We have no Preferred Stock outstanding at the date hereof.

26

Warrants

As of April 22, 2025, there were 26,273,653 of our Warrants to purchase our Common Stock outstanding, consisting of 17,250,000 Public Warrants and 6,580,000 Private Placement Warrants held by the Sponsors and Affiliated Stockholder and 2,295,333 GCT Warrants. Each whole Warrant entitles the registered holder to purchase one share of our Common Stock at a price of $11.50 per share for Public Warrants and Private Placement Warrants, and $5.00, $10.00, $18.75 for GCT Warrants, subject to adjustment as discussed below, at any time commencing on the later of 30 days after the completion of an initial business combination or 12 months from the closing of the IPO. Our Warrants will expire on the fifth anniversary of Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

Holders of our Warrants will not be exercisable for cash unless we have an effective and current registration statement covering the shares of our Common Stock issuable upon exercise of our Warrants and a current prospectus relating to such shares of our Common Stock. Notwithstanding the foregoing, if a registration statement covering the shares of our Common Stock issuable upon exercise of the Public Warrants is not effective within a specified period following the consummation of the Business Combination, holders of Public Warrants may, until such time as there is an effective registration statement and during any period when we have failed to maintain an effective registration statement, exercise Public Warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their Public Warrants on a cashless basis. In the event of such a cashless exercise, each holder would pay the exercise price by surrendering the Public Warrants for that number of shares of our Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of our Common Stock underlying the Public Warrants, multiplied by the difference between the exercise price of the Public Warrants and the “fair market value” (as defined below) by (y) the fair market value. The “fair market value” for this purpose means the average reported last sale price of the shares of our Common Stock for the ten trading days ending on the third trading day prior to the date of exercise.

We may call our Warrants for redemption (excluding the Private Placement Warrants and any Warrants underlying the working capital loans made to us), in whole and not in part, at a price of $0.01 per Warrant, (i) at any time after our Warrants become exercisable, (ii) upon not less than 30 days’ prior written notice of redemption to each holder of our Warrants after the Warrants become exercisable, (iii) if, and only if, the reported last sale price of the shares of our Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period commencing after our Warrants become exercisable and ending on the third business day prior to the notice of redemption to holders of our Warrants, and (iv) if, and only if, there is a current registration statement in effect with respect to the shares of our Common Stock underlying such Warrants.

The right to exercise will be forfeited unless our Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of our Warrant will have no further rights except to receive the redemption price for such holder’s Warrant upon surrender of such Warrant.

If we call our Warrants for redemption as described above, our management will have the option to require all holders that wish to exercise Warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering our Warrants for that number of shares of our Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of our Common Stock underlying our Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (as defined below) by (y) the fair market value. The “fair market value” for this purpose means volume-weighted average price of our Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the date of exercise.

The exercise price and number of shares of our Common Stock issuable on exercise of our Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, except as described below, our Warrants will not be adjusted for issuances of shares of our Common Stock at a price below their respective exercise prices.

27

In addition, if (x) we issue additional shares of our Common Stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per share of our Common Stock (with such issue price or effective issue price to be determined in good faith by our Board, and in the case of any such issuance to the Sponsor, initial stockholders or their affiliates, without taking into account any Founder Shares held by them prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the “market value” (as defined below) is below $9.20 per share, the exercise price of our Warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the market value or (ii) the price at which we issue the additional shares of our Common Stock or equity-linked securities. The “market value” for this purpose means the volume weighted average trading price of our Common Stock during the 20 trading day period starting on March 25, 2024, the trading day prior to the day on which we consummated the Business Combination.

No fractional shares will be issued upon exercise of our Warrants. If, upon exercise of our Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of our Common Stock to be issued to the Warrant holder.

Convertible Promissory Note

On February 26, 2024, GCT issued a convertible promissory note (the “Note”) to the Noteholder in the principal amount of $5,000,000. On or after the earlier of (i) six months from the issuance date of the Note and (ii) the Closing, the Noteholder may demand the Company to convert all principal and interests due under the Note into shares of Common Stock, at a conversion price of $10.00 per share. The Note matures on the second anniversary of the issuance date, and bears an interest rate of 5% per annum. The Note includes customary representations, warranties and events of default, as well as a covenant relating to the performance of obligations by the Company related to the Company’s 5G activity.

Dividends

We have not paid any cash dividends on our Common Stock to date and do not intend to pay cash dividends. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of our Board. Our ability to declare dividends may also be limited by restrictive covenants pursuant to any debt financing agreements.

Listing of Securities

Our Common Stock and our Warrants are currently listed on the NYSE under the symbols “GCTS” and “GCTSW,” respectively.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Continental Stock Transfer & Trust Company.

Certain Anti-Takeover Provisions of Delaware Law

Classified Board of Directors

Our Charter provides that our Board will be divided into three classes of directors, with the classes to be as nearly equal in number as possible, and with each director serving a three-year term. As a result, approximately one-third of our Board will be elected each year. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of our Board.

28

Authorized but Unissued Shares

The authorized but unissued shares of our Common Stock and Preferred Stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the NYSE. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and Preferred Stock could make more difficult or discourage an attempt to obtain control of over the Company by means of a proxy contest, tender offer, merger or otherwise.

Stockholder Action; Special Meetings of Stockholders

Our Charter provides that stockholders may not take action by written consent, but may only take action at annual or special meetings of stockholders. As a result, a holder controlling a majority of our capital stock would not be able to amend our Bylaws or remove directors without holding a meeting of stockholders called in accordance with our Bylaws. This restriction does not apply to actions taken by the holders of any series of Preferred Stock of the Company to the extent expressly provided in the applicable Preferred Stock Designation. Further, our Charter provides that, subject to any special rights of the holders of Preferred Stock of the Company, special meetings of stockholders of the Company may be called only by or at the direction of our Board pursuant to a resolution adopted by a majority of the total number of directors, thus prohibiting a holder of our Common Stock from calling a special meeting. These provisions might delay the ability of stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice. To be timely, a stockholder’s notice will need to be delivered to, or mailed and received at, our principal executive offices (x) not later than the close of business on the ninetieth (90th) calendar day, nor earlier than the close of business on the one hundred twentieth (120th) calendar day in advance of the anniversary of the previous year’s annual meeting if such meeting is to be held on a day which is not more than thirty (30) calendar days in advance of the anniversary of the previous year’s annual meeting or not later than sixty (60) calendar days after the anniversary of the previous year’s annual meeting; and (y) with respect to any other annual meeting of stockholders, the close of business on the tenth (10th) calendar day following the date of public disclosure of the date of such meeting. In no event shall the Public Disclosure of an adjournment or postponement of an annual meeting commence a new notice time period (or extend any notice time period).

Our Bylaws also specify certain requirements as to the form and content of a stockholders’ notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Amendment of Charter or Bylaws

Our Bylaws may be amended or repealed by the Board at any regular or special meeting by the affirmative vote of a majority of all of the members of the Board, provided in the case of any special meeting at which all of the members of the Board are not present, that the notice of such meeting will have stated that the amendment of these Bylaws was one of the purposes of the meeting; but these Bylaws and any amendment thereof, including the Bylaws adopted by the Board, may be altered, amended or repealed and other Bylaws may be adopted by the affirmative vote of holders of at least fifty percent (50%) of the outstanding shares of capital stock of the Company entitled to vote in the election of directors or class of directors, voting together as a single class, provided, in the case of any special meeting, that notice of such proposed alteration, amendment, repeal or adoption is included in the notice of the meeting.

We also reserve the right to amend, alter, change or repeal any provision contained in our Certificate of Incorporation, in the manner prescribed by the DGCL.

29

Board Vacancies

Except as the DGCL may otherwise require, any new directorships or vacancies in our Board, including new directorships resulting from any increase in the number of directors to serve in the Board and/or any unfilled vacancies by reason of death, resignation, disqualification, removal for cause, failure to elect or otherwise with respect to any director, may be filled only by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

Forum Selection

Our Charter provides that unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for: i) (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the Company to the Company or our stockholders, (c) any action asserting a claim against us or our current or directors, officers, employees, or stockholders arising pursuant to any provision of the DGCL, our Charter or our Bylaws (as either may be amended or restated) or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (d) any action asserting a claim against us or our current or former directors, officers, employees, or stockholders governed by the internal affairs doctrine of the law of the State of Delaware. In addition, our Charter designates the federal district courts of the United States of America as the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision in our Charter will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that these provisions are unenforceable, and to the extent they are enforceable, the provisions may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived its compliance with federal securities laws and the rules and regulations thereunder.

Section 203 of the DGCL

We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a Delaware corporation that is listed on a national securities exchange or held of record by more than 2,000 stockholders from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, certain mergers, asset or stock sales or other transactions resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s outstanding voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, our Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

30

•	at or after the time the stockholder became interested, the business combination was approved by the Board of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Under certain circumstances, Section 203 of the DGCL will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. This provision may encourage companies interested in acquiring us to negotiate in advance with our Board because the stockholder approval requirement would be avoided if our Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. Section 203 of the DGCL also may have the effect of preventing changes in our Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Limitation on Liability and Indemnification of Directors and Officers

Our Charter provides that the liability of the directors and officers of the Company to the Company or our stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable, shall be eliminated or limited to the fullest extent permitted under applicable law as it now exists or may in the future be amended.

Our Bylaws also permit us to purchase and maintain insurance on behalf of any officer, director, employee or agent of the Company for any liability arising out of his or her status as such, regardless of whether the DGCL would permit indemnification.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

31

PLAN OF DISTRIBUTION (Conflict of interest)

The shares of our Common Stock offered by this prospectus are being offered by the Selling Securityholder, B. Riley Principal Capital II, LLC. The shares may be sold or distributed from time to time by the Selling Securityholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the shares of our Common Stock offered by this prospectus could be effected in one or more of the following methods.

•	ordinary brokers’ transactions;

•	transactions involving cross or block trades;

•	through brokers, dealers, or underwriters who may act solely as agents;

•	“at the market” into an existing market for our Common Stock;

•	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

•	in privately negotiated transactions; or

•	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

B. Riley Principal Capital II is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

B. Riley Principal Capital II has informed us that it presently anticipates using, but is not required to use, BRS, a registered broker-dealer and FINRA member and an affiliate of B. Riley Principal Capital II, as a broker to effectuate resales, if any, of our Common Stock that it may acquire from us pursuant to the Purchase Agreement, and that it may also engage one or more other registered broker-dealers to effectuate resales, if any, of such Common Stock that it may acquire from us. Such resales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. B. Riley Principal Capital II has informed us that each such broker-dealer it engages to effectuate resales of our Common Stock on its behalf, excluding BRS, may receive commissions from B. Riley Principal Capital II for executing such resales for B. Riley Principal Capital II and, if so, such commissions will not exceed customary brokerage commissions.

B. Riley Principal Capital II is an affiliate of BRS, a registered broker-dealer and FINRA member, which will act as an executing broker that will effectuate resales of our Common Stock that may be acquired by B. Riley Principal Capital II from us pursuant to the Purchase Agreement to the public in this offering. Because B. Riley Principal Capital II will receive all the net proceeds from such resales of our Common Stock made to the public through BRS, BRS is deemed to have a “conflict of interest” within the meaning of FINRA Rule 5121. Consequently, this offering will be conducted in compliance with the provisions of FINRA Rule 5121, which requires that a “qualified independent underwriter,” as defined in FINRA Rule 5121, participate in the preparation of the registration statement that includes this prospectus and exercise the usual standards of “due diligence” with respect thereto. Accordingly, we have engaged Seaport Global Services LLC, a registered broker-dealer and FINRA member (“Seaport”), to be the qualified independent underwriter in this offering and, in such capacity, participate in the preparation of the registration statement that includes this prospectus and exercise the usual standards of “due diligence” with respect thereto. B. Riley Principal Capital II has agreed to pay Seaport a cash fee of $50,000 upon the initial filing of the registration statement that includes this prospectus with the SEC as consideration for its services and to reimburse Seaport up to $5,000 for expenses incurred in connection with acting as the qualified independent underwriter in this offering. In accordance with FINRA Rule 5110, such cash fee and expense reimbursement to be paid to Seaport for acting as the qualified independent underwriter in this offering are deemed to be underwriting compensation in connection with sales of our Common Stock by B. Riley Principal Capital II to the public. Seaport will receive no other compensation for acting as the qualified independent underwriter in this offering. In accordance with FINRA Rule 5121, BRS is not permitted to sell shares of our Common Stock in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

32

Except as set forth above, we know of no existing arrangements between the Selling Securityholder and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our Common Stock offered by this prospectus.

Brokers, dealers, underwriters or agents participating in the distribution of the shares of our Common Stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the Selling Securityholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of shares of our Common Stock sold by the Selling Securityholder may be less than or in excess of customary commissions. Neither we nor the Selling Securityholder can presently estimate the amount of compensation that any agent will receive from any purchasers of shares of our Common Stock sold by the Selling Securityholder.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the Selling Securityholder, including with respect to any compensation paid or payable by the Selling Securityholder to any brokers, dealers, underwriters or agents that participate in the distribution of such shares by the Selling Securityholder, and any other related information required to be disclosed under the Securities Act.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the shares of our Common Stock covered by this prospectus by the Selling Securityholder.

As consideration for its irrevocable commitment to purchase our Common Stock at our direction under the Purchase Agreement, we have agreed to (i) issue to B. Riley Principal Capital II 56,818 shares of our Common Stock as Commitment Shares, which Commitment Shares have a total aggregate value equal to 0.5% of B. Riley Principal Capital II’s $50,000,000 total dollar amount purchase commitment under the Purchase Agreement (assuming a value of $4.40 per Commitment Share, representing the lower of (i) the NYSE official closing price of the Common Stock on the Trading Market (as reflected on NYSE.com) on the Trading Day immediately prior to the date of this Agreement and (ii) the average NYSE official closing price of the Common Stock on the Trading Market (as reflected on NYSE.com) for the five (5) consecutive Trading Days ending on the Trading Day immediately prior to the date of this Agreement), upon execution of the Purchase Agreement and the Registration Rights Agreement and (ii) pay B. Riley Principal Capital II a cash commitment fee in the amount of $0 (the “Cash Commitment Fee”), upon the settlement of the first purchase, if any, that we direct B. Riley Principal Capital II to make under the Purchase Agreement. If we do not direct B. Riley Principal Capital II to make any purchases under the Purchase Agreement, or if the Commencement does not occur, then we have agreed to pay the $0 Cash Commitment Fee to B. Riley Principal Capital II within three trading days following the termination of the Purchase Agreement in accordance with its terms. In accordance with FINRA Rule 5110, the 56,818 Commitment Shares and the $0 Cash Commitment Fee are deemed to be underwriting compensation in connection with sales of our shares of Common Stock by B. Riley Principal Capital II to the public.

33

We have further agreed that if, after the Commencement Date, the aggregate amount of cash proceeds received by B. Riley Principal Capital II from their resale of all of the Commitment Shares is less than $250,000, or 0.50% of B. Riley Principal Capital II’s $50,000,000 total dollar amount purchase commitment under the Purchase Agreement, then we will pay B. Riley Principal Capital II, in cash, the amount by which $250,000 exceeds the aggregate net proceeds received by B. Riley Principal Capital II from their resale of all of the Commitment Shares offered through this prospectus. Furthermore, we have agreed that if B. Riley Principal Capital has not resold all of the Commitment Shares that we had issued to them upon execution of the Purchase Agreement, all of which are being offered for resale through this prospectus, prior to the earliest of (i) the effective date of the termination of the Purchase Agreement by us or B. Riley Principal Capital II in accordance with its terms, (ii) the 121st calendar day after the date of this prospectus, (iii) the calendar day on which the effectiveness of the registration statement that includes this prospectus lapses, or this prospectus otherwise becomes unavailable for any reason to B. Riley Principal Capital II for the resale of all of the Commitment Shares being offered hereby, or (iv) the date on which our Common Stock fails to be listed or has ceased to trade on the NYSE (or another eligible national securities exchange under the Purchase Agreement) for a period of three trading days, other than due to any material breach by B. Riley Principal Capital II of its obligations under the Purchase Agreement, and if the aggregate amount of cash proceeds received by B. Riley Principal Capital II from their resale of any of the Commitment Shares that B. Riley Principal Capital II was able to resell before such earliest date is less than $250,000, then we will pay B. Riley Principal Capital II, in cash, the amount by which $250,000 exceeds the aggregate net proceeds received by B. Riley Principal Capital II from their resale of the Commitment Shares that B. Riley Principal Capital II was able to resell before such earliest date, in exchange for B. Riley Principal Capital II returning to us for cancelation all of the Commitment Shares we originally issued to them that they were not able to resell before such earliest date.

Lastly, if, for any reason whatsoever, other than due to any material breach by B. Riley Principal Capital II of its obligations under the Purchase Agreement or the Registration Rights Agreement, either the registration statement that includes this prospectus is not declared effective by the SEC or the Commencement fails to occur under the Purchase Agreement, in either case prior to the 181st calendar day after the date of the Purchase Agreement (or October 21, 2024) and, as a result, B. Riley Principal Capital II was not able to resell any of the Commitment Shares we originally issued to them prior to such 181st calendar day, then we will pay $250,000 in cash to B. Riley Principal Capital II, in exchange for B. Riley Principal Capital II returning to us for cancelation all of the Commitment Shares we originally issued to them pursuant to the Purchase Agreement. In this prospectus, we sometimes refer to this cash “make-whole” payment that we may be required to pay to B. Riley Principal Capital II under the Purchase Agreement under the circumstances described above (as applicable) as the “Cash Make-Whole Payment.” We will not make any Cash Make-Whole Payment to B. Riley Principal Capital II if, after the Commencement under the Purchase Agreement, the aggregate net proceeds received by B. Riley Principal Capital II from their resale of all or any portion of the Commitment Shares being offered by this prospectus equals or exceeds $250,000. In accordance with FINRA Rule 5110, the $250,000 Cash Make-Whole Payment that we may be required to pay to B. Riley Principal Capital II under the Purchase Agreement is deemed to be underwriting compensation in connection with sales of our Common Stock by B. Riley Principal Capital II to the public.

In addition, we have agreed to reimburse B. Riley Principal Capital II for the reasonable legal fees and disbursements of B. Riley Principal Capital II’s legal counsel in an amount not to exceed (i) $75,000 upon the execution of the Purchase Agreement and Registration Rights Agreement and (ii) $5,000 per fiscal quarter, in each case in connection with the transactions contemplated by this Agreement and the Registration Rights Agreement. In accordance with FINRA Rule 5110, these reimbursed fees and expenses are deemed to be underwriting compensation in connection with sales of our Common Stock by B. Riley Principal Capital II to the public. Moreover, in accordance with FINRA Rule 5110, the 3.0% fixed discount to current market prices of our Common Stock reflected in the purchase prices payable by B. Riley Principal Capital II for our Common Stock that we may require it to purchase from us from time to time under the Purchase Agreement is deemed to be underwriting compensation in connection with sales of our Common Stock by B. Riley Principal Capital II to the public.

We also have agreed to indemnify B. Riley Principal Capital II and certain other persons against certain liabilities in connection with the offering of shares of our Common Stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. B. Riley Principal Capital II has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by B. Riley Principal Capital II specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

We estimate that the total expenses for the offering will be approximately $735,119.

34

B. Riley Principal Capital II has represented to us that at no time prior to the date of the Purchase Agreement has B. Riley Principal Capital II, its sole member, any of their respective officers, or any entity managed or controlled by B. Riley Principal Capital II or its sole member, engaged in or effected, in any manner whatsoever, directly or indirectly, for its own account or for the account of any of its affiliates, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our Common Stock or any hedging transaction, which establishes a net short position with respect to our Common Stock. B. Riley Principal Capital II has agreed that during the term of the Purchase Agreement, none of B. Riley Principal Capital II, its sole member, any of their respective officers, or any entity managed or controlled by B. Riley Principal Capital II or its sole member, will enter into or effect, directly or indirectly, any of the foregoing transactions for its own account or for the account of any other such person or entity.

We have advised the Selling Securityholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Selling Securityholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares of our Common Stock offered by this prospectus have been sold by the Selling Securityholder.

Our Common Stock is currently listed on the NYSE under the symbol “GCTS”.

B. Riley Principal Capital II and/or one or more of its affiliates has provided, currently provides and/or from time to time in the future may provide various investment banking and other financial services for us and/or one or more of our affiliates that are unrelated to the transactions contemplated by the Purchase Agreement and the offering of shares for resale by B. Riley Principal Capital II to which this prospectus relates, for which investment banking and other financial services they have received and may continue to receive customary fees, commissions and other compensation from us, aside from any discounts, fees and other compensation that B. Riley Principal Capital II has received and may receive in connection with the transactions contemplated by the Purchase Agreement including (i) the $0 cash commitment fee we have agreed to pay to B. Riley Principal Capital II and (ii) the 56,818 Commitment Shares we have agreed to issue to B. Riley Principal Capital II as consideration for its irrevocable commitment to purchase shares of our Common Stock from us at our direction under the Purchase Agreement, as well as the up to $250,000 Cash Make-Whole Payment we may be required to pay B. Riley Principal Capital II to the extent the aggregate net proceeds received by B. Riley Principal Capital II from their resale of all or any portion of the Commitment Shares being offered by this prospectus is less than $250,000, (ii) the 3.0% fixed discount to current market prices of our Common Stock reflected in the purchase prices payable by B. Riley Principal Capital II for our Common Stock that we may require it to purchase from us from time to time under the Purchase Agreement, and (iii) our reimbursement of up to an aggregate of $115,000 of B. Riley Principal Capital II’s legal fees ($75,000 upon execution of the Purchase Agreement and $5,000 per fiscal quarter for the maximum two year term of the Purchase Agreement) in connection with the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement.

35

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the U.S. federal income tax considerations generally applicable to the ownership and disposition of our Common Stock and Warrants, which we refer to collectively as our securities. This summary is based upon U.S. federal income tax law as of the date of this prospectus, which is subject to change or differing interpretations, possibly with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, tax-exempt organizations (including private foundations), taxpayers that have elected mark-to-market accounting, S corporations, regulated investment companies, real estate investment trusts, passive foreign investment companies, controlled foreign corporations, investors that will hold Common Stock or Warrants as part of a straddle, hedge, conversion, or other integrated transaction for U.S. federal income tax purposes, or investors that have a functional currency other than the U.S. dollar), all of whom may be subject to tax rules that differ materially from those summarized below. In addition, this summary does not discuss other U.S. federal tax consequences (e.g., estate or gift tax), any state, local, or non-U.S. tax considerations or the Medicare tax or alternative minimum tax. In addition, this summary is limited to investors that will hold our securities as “capital assets” (generally, property held for investment) under the Internal Revenue Code of 1986, as amended, (the “Code”). No ruling from the Internal Revenue Service, (the “IRS”) has been or will be sought regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain a position contrary to any of the tax aspects set forth below.

For purposes of this summary, a “U.S. Holder” is a beneficial holder of securities who or that, for U.S. federal income tax purposes is:

●	an individual who is a United States citizen or resident of the United States;

●	a corporation or other entity treated as a corporation for United States federal income tax purposes created in, or organized under the law of, the United States or any state or political subdivision thereof;

●	an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source; or

●	a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable Treasury regulations to be treated as a United States person.

A “non-U.S. Holder” is a beneficial holder of securities that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner, member or other beneficial owner in such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership holding our securities, you are urged to consult your tax advisor regarding the tax consequences of the ownership and disposition of our securities.

THIS DISCUSSION MATERIAL OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE HOLDERS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF OWNING AND DISPOSING OF OUR SECURITIES, AS WELL AS THE APPLICATION OF ANY, STATE, LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS.

36

U.S. Holders

Taxation of Distributions

We have not paid cash dividends on our capital stock, and we do not anticipate paying any dividends on our Common Stock in the foreseeable future. However, if we do pay distributions to U.S. Holders of shares of our Common Stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Common Stock and will be treated as described under “U.S. Holders-Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.

Dividends we pay to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder will generally constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock

A U.S. Holder will recognize gain or loss on the sale, taxable exchange or other taxable disposition of our Common Stock. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for the Common Stock so disposed of exceeds one year. The amount of gain or loss recognized will generally be equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received in such disposition and (2) the U.S. Holder’s adjusted tax basis in its Common Stock so disposed of. A U.S. Holder’s adjusted tax basis in its Common Stock will generally equal the U.S. Holder’s acquisition cost less any prior distributions treated as a return of capital. The deductibility of capital losses is subject to limitations.

Redemption of Common Stock

In the event that a U.S. Holder’s Common Stock is redeemed by us, including pursuant to an open market transaction, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as sale of the Common Stock under Section 302 of the Code. If the redemption qualifies as a sale of Common Stock under the tests described below, the tax consequences to the U.S. Holder will be the same as described under “U.S. Holders-Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” above. If the redemption does not qualify as a sale of Common Stock, the U.S. Holder will be treated as receiving a corporate distribution, the tax consequences of which are described above under “U.S. Holders-Taxation of Distributions.” Whether the redemption qualifies for sale treatment will depend primarily on the total number of shares of our stock treated as held by the U.S. Holder (including any stock constructively owned by the U.S. Holder as a result of owning Warrants) both before and after the redemption. The redemption of Common Stock will generally be treated as a sale of the Common Stock (rather than as a corporate distribution) if the redemption (1) is “substantially disproportionate” with respect to the U.S. Holder, (2) results in a “complete termination” of the U.S. Holder’s interest in us or (3) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder takes into account not only stock actually owned by the U.S. Holder, but also shares of our stock that are constructively owned by it. A U.S. Holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any stock the U.S. Holder has a right to acquire by exercise of an option, which would generally include which could be acquired pursuant to the exercise of the Warrants. A redemption of a U.S. Holder’s stock will be substantially disproportionate with respect to the U.S. Holder if the percentage of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately following the redemption of Common Stock is, among other requirements, less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately before the redemption. There will be a complete termination of a U.S. Holder’s interest if either (1) all of the shares of our stock actually and constructively owned by the U.S. Holder are redeemed or (2) all of the shares of our stock actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. Holder does not constructively own any other stock (including any stock constructively owned by the U.S. Holder as a result of owning Warrants). The redemption of the Common Stock will not be essentially equivalent to a dividend if the redemption results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. The IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder is urged to consult its tax advisors as to the tax consequences of a redemption, including the application of the constructive ownership rules described above.

37

If none of the foregoing tests is satisfied, the redemption will be treated as a corporate distribution, the tax consequences of which are described under “U.S. Holders-Taxation of Distributions,” above. After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed Common Stock should be added to the U.S. Holder’s adjusted tax basis in its remaining stock, or, if it has none, to the U.S. Holder’s adjusted tax basis in its Warrants or possibly in other stock constructively owned by it.

Exercise of a Warrant

Except as discussed below with respect to the cashless exercise of a Warrant, a U.S. Holder will not recognize gain or loss upon the exercise of a Warrant. The U.S. Holder’s tax basis in the share of our Common Stock received upon exercise of the Warrant will generally be an amount equal to the sum of the U.S. Holder’s initial investment in the Warrant and the exercise price of such Warrant. It is unclear whether a U.S. Holder’s holding period for the Common Stock received upon exercise of the Warrant would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant; however, in either case the holding period will not include the period during which the U.S. Holder held the Warrants.

The tax consequences of a cashless exercise of a Warrant are not clear under current tax law. A cashless exercise may be nontaxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s tax basis in the Common Stock received would generally equal the holder’s tax basis in the Warrant. If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. Holder’s holding period for the Common Stock would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant. If, however, the cashless exercise were treated as a recapitalization, the holding period of the Common Stock would include the holding period of the Warrant.

It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss is recognized. In such event, a U.S. Holder would be deemed to have surrendered a number of Warrants having a fair market value equal to the exercise price. The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the Common Stock represented by the Warrants deemed surrendered and the U.S. Holder’s tax basis in the Warrants deemed surrendered. In this case, a U.S. Holder’s tax basis in the Common Stock received would equal the sum of the U.S. Holder’s initial investment in the Warrants exercised and the exercise price of such Warrants. It is unclear whether a U.S. Holder’s holding period for the Common Stock would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant; however, in either case the holding period will not include the period during which the U.S. Holder held the Warrants.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. Holder’s holding period would commence with respect to the Common Stock received, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the tax consequences of a cashless exercise.

Sale, Exchange, Redemption or Expiration of a Warrant

Upon a sale, exchange (other than by exercise), redemption (other than a redemption for Common Stock), or expiration of a Warrant, a U.S. Holder will recognize taxable gain or loss in an amount equal to the difference between (1) the amount realized upon such disposition or expiration and (2) the U.S. Holder’s tax basis in the Warrant. Such gain or loss will generally be treated as long-term capital gain or loss if the Warrant is held by the U.S. Holder for more than one year at the time of such disposition or expiration. If a Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the Warrant. The deductibility of capital losses is subject to certain limitations.

38

A redemption of Warrants for Common Stock described in this prospectus under “Description of Securities - Warrants” should be treated as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code. Accordingly, you should not recognize any gain or loss on the redemption of Warrants for shares of our Common Stock. Your aggregate tax basis in the shares of Common Stock received in the redemption should equal your aggregate tax basis in your Warrants redeemed and your holding period for the shares of Common Stock received in redemption of your Warrants should include your holding period for your surrendered Warrants.

Possible Constructive Distributions

The terms of each Warrant provide for an adjustment to the number of shares of Common Stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities - Warrants.” An adjustment which has the effect of preventing dilution is generally not a taxable event. Nevertheless, a U.S. Holder of Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Common Stock that would be obtained upon exercise) as a result of a distribution of cash to the holders of shares of our Common Stock which is taxable to such holders as a distribution as described under “U.S. Holders-Taxation of Distributions” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if such U.S. Holder received a cash distribution from us equal to the fair market value of such increased interest.

Non-U.S. Holders

Taxation of Distributions

In general, any distributions (including constructive distributions) we make to a non-U.S. Holder of shares of our Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to a non-U.S. Holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from Warrants or other property subsequently paid or credited to such holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. Holder’s adjusted tax basis in its shares of our Common Stock and, to the extent such distribution exceeds the non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Stock, which will be treated as described under “Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants” below. In addition, if we determine that we are classified as a “United States real property holding corporation” (see “Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

Dividends we pay to a non-U.S. Holder that are effectively connected with such non-U.S. Holder’s conduct of a trade or business within the United States (or if a tax treaty applies are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder) will generally not be subject to U.S. withholding tax, provided such non-U.S. Holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends will generally be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Holders. If the non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

39

Exercise of a Warrant

The U.S. federal income tax treatment of a non-U.S. Holder’s exercise of a Warrant generally will correspond to the U.S. federal income tax treatment of the exercise of a Warrant by a U.S. Holder, as described under “U.S. Holders-Exercise of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the tax consequences to the non-U.S. Holder would be the same as those described below in “Non-U.S. Holders-Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants.”

Redemption of Warrants for Common Stock

The U.S. federal income tax treatment to a non-U.S. Holder upon a redemption of Warrants for Common Stock described in this prospectus under “Description of Securities - Warrants” generally will correspond to the U.S. federal income tax treatment to a U.S. Holder, as described in the second paragraph under “U.S. Holders- Sale, Exchange, Redemption or Expiration of a Warrant.”

Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants

A non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Common Stock or a sale, taxable exchange, expiration, redemption or other taxable disposition of our Warrants unless:

●	the gain is effectively connected with the conduct of a trade or business by the non-U.S. Holder within the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder);

●	the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

●	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. Holder held our Common Stock, and, in the case where shares of our Common Stock are regularly traded on an established securities market, the non-U.S. Holder has owned, directly or constructively, more than 5% of our Common Stock at any time within the shorter of the five-year period preceding the disposition or such non-U.S. Holder’s holding period for the shares of our Common Stock. There can be no assurance that our Common Stock will be treated as regularly traded on an established securities market for this purpose.

Gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates. Any gains described in the first bullet point above of a non-U.S. Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). Gain described in the second bullet point above will generally be subject to a flat 30% U.S. federal income tax. Non-U.S. Holders are urged to consult their tax advisors regarding possible eligibility for benefits under income tax treaties.

If the third bullet point above applies to a non-U.S. Holder, gain recognized by such holder on the sale, exchange or other disposition of our Common Stock or Warrants will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Common Stock or Warrants from such holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We do not believe we currently are or will become a United States real property holding corporation, however there can be no assurance in this regard. Non-U.S. Holders are urged to consult their tax advisors regarding the application of these rules.

40

Possible Constructive Distributions

The terms of each Warrant provide for an adjustment to the number of shares of Common Stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities - Warrants.” An adjustment which has the effect of preventing dilution is generally not a taxable event. Nevertheless, a non-U.S. Holder of Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Common Stock that would be obtained upon exercise) as a result of a distribution of cash to the holders of shares of our Common Stock which is taxable to such holders as a distribution, as described under “Non-U.S. Holders-Taxation of Distributions” above. A non-U.S. Holder would be subject to U.S. federal income tax withholding under that section in the same manner as if such non-U.S. Holder received a cash distribution from us equal to the fair market value of such increased interest without any corresponding receipt of cash.

Redemption of Common Stock

The characterization for U.S. federal income tax purposes of the redemption of a non-U.S. Holder’s Common Stock will generally correspond to the U.S. federal income tax characterization of such a redemption of a U.S. Holder’s Common Stock, as described under “U.S. Holders-Redemption of Common Stock” above, and the consequences of the redemption to the non-U.S. Holder will be as described above under “Non-U.S. Holders-Taxation of Distributions” and “Non-U.S. Holders-Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants,” as applicable.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends in respect of, and the gross proceeds of dispositions of, our securities which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. Under proposed Treasury Regulations promulgated by the Treasury Department on December 13, 2018, which state that taxpayers may rely on the proposed Treasury Regulations until final Treasury Regulations are issued, this withholding tax will not apply to the gross proceeds from the sale or disposition of our securities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our securities are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our securities held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. Prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in our securities.

41

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Morgan, Lewis & Bockius LLP, Palo Alto, California.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024, incorporated in this registration statement by reference to the Annual Report on Form 10-K for the year ended December 31, 2024, have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements)  of BPM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

42

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Expenses of Issuance and Distribution ($ thousands)	Amount to be Paid
SEC registration fee	$	*
FINRA filing fee		*
Transfer agent, trustee and registrar fees		*
Printing expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Blue Sky fees and expenses		*
Miscellaneous expenses		*
Total	$	*

*	Estimated fees and expenses are not presently known. The foregoing sets forth the general categories of fees and expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate fees and expenses in connection with the issuance and distribution of securities offered hereby will be included in the prospectus supplement applicable to such offering.

Item 15. Indemnification of Directors and Officers.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant’s Charter and Bylaws provide for indemnification by the Registrant of its directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its Charter that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. The Registrant’s Charter provides for such limitation of liability to the fullest extent permitted by the DGCL.

The Registrant has entered into indemnification agreements with each of its directors and executive officers to provide contractual indemnification in addition to the indemnification provided in our Charter. Each indemnification agreement provides for indemnification and advancements by the Registrant of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to the Registrant or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law. We believe that these provisions and agreements are necessary to attract qualified directors.

The Registrant also maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the Registrant and (2) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to any indemnification provision contained in the Registrant’s Charter and Bylaws or otherwise as a matter of law.

43

Item 16. Exhibits.

Exhibit Index

Exhibit No.	Description
3.1	Second Amended and Restated Certificate of Incorporation of GCT Semiconductor Holding, Inc., dated as of March 26, 2024 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 1, 2024).
3.2	Amended and Restated Bylaws of GCT Semiconductor Holding, Inc., dated as of March 26, 2024 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 1, 2024).
4.1	Specimen Common Stock Certificate of GCT Semiconductor Holding, Inc. (incorporated by reference to Exhibit 4.2 to Concord III’s Form S-4 filed with the SEC on November 13, 2023).
4.2	Specimen Warrant Certificate of GCT Semiconductor Holding, Inc. (incorporated by reference to Exhibit 4.3 to Concord III’s Form S-1/A filed with the SEC on May 7, 2021).
4.3	Warrant Agreement, dated November 3, 2021, by and between the Registrant and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on November 9, 2021).
5.1*	Opinion of Morgan, Lewis & Bockius LLP
10.1	Common Stock Purchase Agreement, dated April 23, 2024 by and between GCT Semiconductor Holding, Inc. and B. Riley Principal Capital II, LLC (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on April 24, 2024)
10.2	Amendment No. 1 to Common Stock Purchase Agreement, dated May 21, 2024, by and between GCT Semiconductor Holding, Inc. and B. Riley Principal Capital II, LLC (incorporated by reference to Exhibit 10.25 to the Registrant’s Registration Statement on Form S-1 filed with the SEC on May 22, 2024).
10.3	Registration Rights Agreement, dated April 23, 2024 by and between GCT Semiconductor Holding, Inc. and B. Riley Principal Capital II, LLC (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on April 24, 2024).
23.1*	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)
23.2*	Consent of BPM LLP, an independent public accounting firm
24.1*	Power of Attorney (included on the signature page hereto).
107*	Filing Fee Table.

*            Filed herewith.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i), (ii) and (iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

44

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	that, for the purpose of determining liability under the Securities Act of any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5)	that, for the purpose of determining liability of the registrant under the Securities Act to any such purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; and

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

45

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, GCT Semiconductor Holding, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Jose, California, on April 23, 2025.

GCT SEMICONDUCTOR HOLDING, INC.

By:	/s/ John Schlaefer
	Name:	John Schlaefer
	Title:	Chief Executive Officer

46

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John Schlaefer and Edmond Cheng, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-3, and to sign any registration statement for the same offering covered by this registration statement that is to be effective on filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each one of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or her substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kyeongho Lee	Chairman of the Board	April 23, 2025
Kyeongho Lee

/s/ John Schlaefer	Chief Executive Officer (Principal Executive Officer)	April 23, 2025
John Schlaefer

/s/ Edmond Cheng	Chief Financial Officer (Principal Financial and Accounting Officer)	April 23, 2025
Edmond Cheng

/s/ Robert Barker	Director	April 23, 2025
Robert Barker

/s/ Kukjin Chun	Director	April 23, 2025
Kukjin Chun

/s/ Hyunsoo Shin	Director	April 23, 2025
Hyunsoo Shin

/s/ Jeff Tuder	Director	April 23, 2025
Jeff Tuder

/s/ Nelson Chan	Director	April 23, 2025
Nelson Chan

47